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                                                                   EXHIBIT 10.27



                                                 NOTARY/CLERK: GT

                                                 CASE FILE No.: 021016




                                 21 OCTOBER 2002

                               REAL PROPERTY LEASE

                            BY SOGEFIMUR AND AUXICOMI

                                   TO S.F.E.A.



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(stamp: NOTARY'S OFFICE)
9, rue d'Astorg
75384 Paris Cedex 08

                                                 SIMPLE COPY
                                                 (not authoritative)


313512 01
 /B8/SG


                                COMMERCIAL LEASE

                          By "SOGEFIMUR" AND "AUXICOMI"

            to SOCIETE DE FABRICATION D'EQUIPEMENTS ET D'ACCESSOIRES:



                  ON TWENTY-ONE OCTOBER, IN THE YEAR TWO THOUSAND AND TWO,

                  Before Mr Guy Thienot, a partner notary of civil law professional partnership "Guy Thienot, Olivier Thienot, Notaires Associes, in Reims (Marne), at 23 rue Libergier.

         Replacing his colleague

         Ms Eliane Fremeaux, a partner notary of "Nicolas Thibierge, Andre Pone, Pierre Pecheteau, Eliane Fremeaux, Henri Palud, Herve Sarazin, and Jean-Francois Sagaut", a civil law professional partnership with a notarial office with its registered office located in Paris (8th arrondissement) at 9 rue d'Astorg.

         With the participation of Mr. name, a notary in Paris (17th arrondissement), adviser of Auxicomi, a company.

         And Mr. Guy Thienot, a notary in Reims, adviser of the Finance-Lessee.



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         Duly notarised this document containing a:

                                COMMERCIAL LEASE

         BETWEEN:

         1) The company called "SOGEFIMUR", a public limited liability company with capital of E.55,854,600, with its registered office located in Paris (9th arrondissement), at 29, bd. Haussmann, identifIEd under SIREN number 339 993 214, registered with the Paris Registrar of Companies.

         Represented by: Ms Goussem Selmane, pursuant to the powers granted to her by Mr Bruno Sbalchiero, pursuant to a private power of attorney made at Courbevoie (Hauts de Seine) on 18 October 2002, the original of which is annexed hereto.

         Mr Sbalchiero, acting as special representative pursuant to the powers granted to him on 30 September 2002 by Mr Herve Pougin,

         SAID Mr Herve Pougin, having himself acted as assistant managing director of "SOGEFIMUR", a position to which he was appointed and that he accepted following the deliberations of said company's Board of Directors on 30 May 2002, a certified copy of which has been filed with the records of Ms Eliane Fremeaux, aforementioned notary, on 4 October 2002.

         2) The company called "AUXICOMI", a public limited liability company with capital of E.3,625,000, with its registered office at Maisons-Alfort (Val de Marne), at 27-31 avenue du General Leclerc, identified under SIRET number 329 121 404, registered with the Creteil Registrar of Companies.

         Represented by:

         Mrs Marie Bialais, domiciled at Maisons-Alfort (Val de Marne), at 27-31 avenue du General Leclerc.

                  Acting in the name and on behalf of Auxicomi pursuant to the powers granted to her by Mr Gerard Levy, domiciled at Maisons-Alfort (94170), at 27/31 avenue du General Leclerc, pursuant to a document notarised by Ms Sylvie Gouguenheim, undersigned notary in Paris, on 11 July 2002.

                  Said Mr Gerard Levy, having himself acted pursuant to the powers granted to him by Mr Jean-Pierre Orcil, managing director of said company, pursuant to a document notarised by Ms Sylvie Gougenheim, undersigned notary in Paris, on 11 July 2002.



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                  Said Mr Jean-Pierre Orcil, appointed to said position pursuant to a deliberation of said company's Board of Directors on 17 May 2002, a certified copy of which was filed with the records of the civil law professional partnership called "Pierre Rochelois, Marie-Caroline Bessins, Chantal Benoit and Sylvie Gougenheim, partner notaries in Paris, on 11 July 2002.

         Said companies, hereinafter referred to in the rest of the document as "the Finance-Lessor".

         Said companies acting jointly between them, on an EQUAL basis. Sogefimur is the leading firm.

                                                           FIRST PARTY

         AND:

         "SOCIETE DE FABRICATION D'EQUIPEMENTS ET D'ACCESSOIRES", known in abbreviated form as S.F.E.A., a public limited liability company with capital of E.77,749, with its registered office in Betheny (51450), chemin de lA Potiere, identified under SIREN number 336 580 378, registered with the Reims Registrar of Companies.

         Represented by:

         Mr Olivier Irdel, domiciled at said company's registered office.

         PURSUANT to the powers granted to him by a deliberation of said company's Board of Directors on 21 May 2002, a certified copy of the minutes of which is annexed hereto.

         Said company is referred to hereinafter in the rest of the document as "the Finance-Lessee"

                                                           SECOND PARTY

                                    RECITALS

In order to ensure the clarity of this document, it is hereby stipulated that the commercial lease is presented as follows:

                                  INTRODUCTION

                        PART ONE - PRELIMINARY AGREEMENTS

CHAPTER I - FINANCE-LESSOR'S COMMITMENTS

CHAPTER II - FINANCE-LESSEE'S COMMITMENTS

CHAPTER III - LAPSING OF THE PRELIMINARY AGREEMENTS



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                           PART TWO - COMMERCIAL LEASE

                                    CHAPTER I

Article 1 - Commercial lease

Article 2- Term of the commercial lease

Article 3- Option to terminate by the Finance-Lessee

Article 4- Inventory of the premises - Putting into compliance with standards

A - Inventory of the premises

B - Putting into compliance with standards

Article 5 - Liabilities that could result from the use of the building leased, as well as from its structure

                             CHAPTER II - CONDITIONS

Article 6- Occupation conditions

A- Allocation of the premises

B - Enjoyment of the premises

C - Usage authorisations

D - Easements (if any)

E - Building estate: "Les Naux"

F - Conditions for the allocation of subsidies

Article 7 - Work carried out during the term of the commercial lease

A - Maintenance - Repairs

B - Fitting out - Enlargement- Extension work

C - Changes of layout

D - Finance-Lessee's liability as a result of the work

E - Inspection visits

Article 8- Furnishings

Article 9 - Pledging - Examination of the Finance-Lessee's financial position

A- Pledging

B- Examination of the Finance-Lessee's financial position

Article 10 - Subletting

Article 11 - Assignment of the Finance-Lessee's right to the commercial lease

A- Assignment of the right to the commercial lease

B- Receivership or legal liquidation

   Dissolution of the Finance-Lessee



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Article 12 - Finance-Lessor's obligation if the building is sold

Article 13- Contributions - Taxes - Charges

A - Contributions

B - Taxes and charges

C - Expenses incurred for examination and verification visits

D - Charges related to the building estate

Article 14- Value Added Tax

Article 15 Expenses - Charges - Fees

                    CHAPTER III - SAFETY - INSURANCE - LOSSES

Article 16 - Safety/Security

Article 17 - Insurance

I- Construction insurance

II- Insurance during the term of the commercial lease

A - Content of the guarantees that must be taken out

B - Conditions for the implementation of the guarantees

C - Finance-Lessee's liability if the insurance is implemented

D - Maintenance of the guarantees over time

III - Finance-Lessee's obligation in the event of a loss

Article 18 - Loss - Reconstruction

A - Partial loss

B - Total loss

C - Reconstruction authorisation

D - Reconstruction - Repair

E - Provisions concerning rent

                         CHAPTER IV - FINANCIAL EXPENSES

Article 19 - Origination fees - Advance rent payments

1/ Origination fees

2/ Management expenses

3/ Subsidy management commission

4/ Lessee's loan

5/ Advance rent payments

Article 20 - Base for calculating the rent

Article 21 - Commercial lease rent

A - Determination of the rent

B - Indexing of the rent

C - Elimination of the rates used



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Article 22 - Payability of the rent - Final financial summary - Summary statement and table prepared in accordance with the provisions of Decree No. 95-617 of 6 May 1995

Article 23- Payment of the value added tax and charges and other taxes

Article 24- Penalty interest

                 CHAPTER V- TERMINATION OF THE COMMERCIAL LEASE

Article 25- Termination by the Finance-Lessor

Article 26- Receivership or legal liquidation - Dissolution of the Finance-Lessee

Article 27- Failure to obtain the certificate of conformity

Article 28- Compensation if the commercial lease is terminated

                    CHAPTER VI - EXPROPRIATION - REQUISITION

Article 29 - Expropriation of the building

A - Total expropriation

B - Partial expropriation

C - Dispute concerning the expropriation compensation

Article 30 - Requisition of the building

                     PART THREE - UNILATERAL PROMISE TO SELL

Article 31 - Promise to sell

Article 32 - Sales price

A - Determination of the sales price

B - Increase of the sales price (if applicable)

                             PART FOUR - GUARANTEES

Article 33 - Pledging of the commercial lease contract

Article 34 - Letter of intent from Brink International BV

                          PART FIVE - SUNDRY PROVISIONS

Article 35 - Publication

Article 36 - Powers

Article 37 - Valuations

Article 38- Statements

Article 39 - Assignment of jurisdiction



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Article 40 - Law on data processing and privacy and professional secrecy

Article 41 - Choice of address for notification purposes

Prior to the agreements that are the subject hereof, the parties stated the following:


                                    RECITALS

                                      - I -

For the needs of its activity, the Finance-Lessor wishes to have access to (but without assuming ownership of) a building to be used for industrial manufacturing, located in Betheny (Marne),

With a view to financing this transaction, it contacted the Finance-Lessor. The object of this transaction, as defined by Article L. 313-7 of the Monetary and Financial Code (codification of Act No. 66-455 of 2 July 1966) in respect of companies engaged in leasing, is the leasing of non-equipped buildings for professional use.

                                     - II -

The Finance-Lessee has asked the Finance-Lessor to:

o acquire for this purpose a plot of land located on the territory of Betheny (Marne),

o finance the work to build the building within the framework of a delegated contracting authority contract,

o lease it the entire premises, within the framework of a commercial lease contract, for a period of twelve (12) years.

The Finance-Lessor granted the Finance-Lessee's request.

                                     - III-
                                 BUILDING PERMIT

The permit to build the building that is the object of this lease was issued by the mayor of Betheny (Marne) on 31 December 2001 under No. PC 5105501J1027.

The Finance-Lessee declares that, in accordance with the provisions of Article
R. 421-39 of the Town & Country Planning Code, the aforementioned building permit has been displayed, specifically:

* at City Hall: as indicated by an attestation issued by the mayor of Betheny (Marne) on 1 August 2002.



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* at the site: as indicated by a report establishing facts prepared by Mr
Vincent Bombart, a court bailiff in Reims (Marne), on 18 January 2002.

The Finance-Lessee declares and guarantees the Finance-Lessor that to date, the aforementioned building permit has not been the object of:

o    any contentious recourse on the part of third parties,

o any administrative recourse (non-contentious or involving an appeal to a higher administrative authority),

o    any cancellation or withdrawal.

                                     - IV -
                               CLASSIFIED FACILITY

- Authorisation

         The Finance-Lessee declares that its activity is subject to the authorisation regime pursuant to the regulation on classified facilities for environmental protection.

         Pursuant to a letter dated 3 October 2002, the chief administrative officer of the La Marne departement sent the Finance-Lessee a draft prefecture authorisation decree.

         The Finance-Lessee undertakes not to use the building that is the object thereof until the final prefecture authorisation decree has been issued.

                                      - V -

Pursuant to a document notarised by Mr Guy Thienot, a notary in Reims (Marne), dated today (21 October 2002)

The Finance-Lessor acquired from the Finance-Lessee

The base plot of land that is the object of this commercial lease contract.

The sale was granted and accepted in exchange for the price of FIVE HUNDRED AND FIFTY-SEVEN THOUSAND, FIVE HUNDRED AND SIX EUROS AND SIX CENTS (E.557,506.06), excluding value added tax, paid in cash, in said document, which contains receipt thereof.

The acquirer has borne all of the sale's expenses, fees and charges.

In said document the parties have made the customary declarations applicable to such a case.

An official copy of this document will be published at the Bureau des Hypotheques [Mortgage Office] before, or at the latest, at the same time, hereof.



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                                     - VI -

The Finance-Lessor has applied for subsidies of roughly THREE HUNDRED AND EIGHTY THOUSAND EUROS (E.380,000) with various subsidising entities.

If these subsidies are granted and collected by the Finance-Lessor, the latter undertakes to repay this entire amount to the Finance-Lessee in the form of advances on rent payments, as will be indicated hereunder in Article 21.

In the event that the Finance-Lessor repays the entities the amount of these subsidies as a result of the Finance-Lessee's failure to satisfy its obligations, pursuant to the decrees that will be issued and/or agreements that will be signed, or for any reason whatsoever, the latter undertakes to repay the Finance-Lessor in accordance with the terms defined below in Article 21.

Finally, the Finance-Lessee releases the Finance-Lessor from any liability if these subsidies cannot be obtained for any reason whatsoever. In this case, the lease shall continue for the entire investment defined in Article 20 hereunder.

In addition, the Finance-Lessee declares that it is fully aware that these applications for subsidies are currently in the process of being considered and expressly requires the Finance-Lessor to formalise this transaction without awaiting the handing down of the decision to grant said subsidies, which it undertakes to do. In this connection, it hereby releases the Finance-Lessor from any liability if said subsidies are not granted.

WHEREFORE, the parties proceeded to the agreements that are the object hereof.


                                    PART ONE

                     AGREEMENTS PRECEDING THE LEASING PERIOD

These preliminary agreements shall govern the relationship between the parties as of this date and until the date of completion of the work to build the building, as will result from the provision of the premises between the parties stipulated in the delegated contracting authority contract analysed hereunder.



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                                    CHAPTER I

                        THE FINANCE-LESSOR'S COMMITMENTS

                                      NONE


                                   CHAPTER II

                        THE FINANCE-LESSEE'S COMMITMENTS

1/ CONTRACTING AUTHORITY DELEGATION

Pursuant to a private document concluded in Paris today, a copy of which, together with the specific technical specifications, will be attached and annexed to the original hereof,

The parties hereto have concluded a contract for the project's management, the result of which will be:

o The work must be carried out under the responsibility of the Finance-Lessee, acting as delegated contracting authority, in accordance with the stipulations of the building permit, as well as the descriptive plans and estimates prepared by the architect and approved by the Finance-Lessor.

o The cost of the work cannot exceed SIX MILLION, TWO HUNDRED AND NINETY-EIGHT THOUSAND, NINE HUNDRED AND FIFTY-SIX EUROS AND NINETY-FOUR CENTS (E.6,290,956.94), excluding value added tax, and including any and all ancillary amounts.

o The cost of the work shall be repaid by the Finance-Lessor to the Finance-Lessee as and when progress is made on said work on reports that shall be considered as invoices.

o The work must be carried out on a continuous basis, in order to ensure that it is completed by 30 November 2002.

o The work shall be made available between the parties as of the completion thereof, pursuant to a report that shall officially note, simultaneously, the conformity of the building built with the descriptive plans and estimates filed in support of the application for the building permit and any additional or rectifying requests.

o The delegated contracting authority will be required to obtain the certificate of conformity stipulated by the regulations on the building permit, its expenses and risks.

Given the fact that the Finance-Lessor, the Owner, is the sole owner of the constructions as they are built, the delegated contracting authority has taken note of the following points:



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         * The building's construction shall be covered by the open policies taken out by Societe Generale with Axa via Gras Savoye, namely, a Damages to the Works policy and a "Constructeur Non Realisateur" policy NO. 37503 5151112 H. It is understood that the Constructeur Non Realisateur policy is taken out on behalf of both the Finance-Lessor, Owner, and the Finance-Lessee, delegated contracting authority.

A note, indicating the main characteristics of the guaranty conditions and limits, as well as the financial conditions, was submitted for information to the delegated contracting authority on all of the aforementioned policies. It is understood that the delegated contracting authority may at any time supplement the guarantees of the policies taken out by Societe Generale with the insurer of its choice.

The delegated contracting authority alone shall be responsible for the actual implementation of the aforementioned policies to cover the construction in question, and it has undertaken:

          * to have any measures taken to implement the guarantees and, in particular:

               + to fill out, under its sole responsibility the "Construction insurance" questionnaire

               + to furnish, under its sole responsibility, to Gras Savoye, all useful information on the transaction's technical conditions (content and value of the existing works and neighbouring works, aggravations of risks), both prior to the work and during the project.

               + to monitor and to obtain from Gras Savoye the issuance of the insurance certificates

               + to send Gras Savoye, on a timely basis, all of the documents necessary to the implementation of the policies, the list of which falls below:

                           - the summary technical description and estimated cost of the work

                           - the list of all participants in the construction work

                           - the ten-year sinking fund insurance certificates of the builders, in effect on the date of the beginning of the work, as well as those of the architect, project manager, technical study bureau, building shell firms, foundations, roofing, and water-tightness firms.
                           These certificate shall conform to the model
                           "Appendix E" furnished by the Finance-Lessor in the letter of commitment, and must:

                           - Be signed by an insurer, rather than an insurance broker

                           - Be valid on the "DROC" [declaration of the start of work] date

                           - Refer expressly to the project in question

                           - Contain a list of the activities covered. The latter must correspond exactly to those contained in the contracts corresponding to the lot owned by the company.



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                           IF THESE CERTIFICATES ARE NOT SUBMITTED AT THE LATEST
                           TWO MONTHS AFTER RECEIPT, CONSTITUTING AN AGGRAVATION OF RISK FOR THE INSURER, THE CLIENT MUST PAY AN ADDITIONAL PREMIUM CORRESPONDING TO 100% OF THE RATE IN ORDER TO COMPENSATE THIS AGGRAVATION (THE AMOUNT
                           OF THIS ADDITIONAL PREMIUM WILL BE INCLUDED IN THE AMOUNT OF THE FINAL PREMIUM).

                           - the report of receipt and, if applicable, the lifting of reservations

                           - the estimate of the total cost of the work

                           - the final closing of the accounts within two months after the acceptance of the work; OTHERWISE, GRAS SAVOYE SHALL BE ENTITLED TO ESTABLISH THE FINAL PREMIUM BASE BY ADDING 20% TO THE KNOWN PREMIUM BASE.

The amount of the premiums and any increases shall be paid by the Owner to Axa and included in the base for the calculation of the lease's rent amounts (or re-invoiced in addition to the rent amounts).

If there is no insurance policy on the market that is able to cover all construction-related risks, the taking out of these insurance policies cannot, in any manner whatsoever, release the delegated contracting authority, even partially, from the obligation to produce a specific result that it has contracted with the Owner, or any other obligations contracted as Finance-Lessee in this document.

In the event of a loss, the delegated contracting authority must pay any difference between the cost of the complete reconstruction of the works and the amount of the compensation paid by the insurers.

         In addition, the delegated contracting authority has undertaken:

         * to take out, for its behalf and that of the Owner, the following insurance policy:

                  "CONTRACTOR'S ALL RISKS" POLICY, which must satisfy at least the following conditions:

                           * Regardless of the cause, and with the exception of any limitation to the concept of accident, coverage of work to repair damages of any nature, any deterioration, destruction, alteration, modification of appearance, loss, theft, disappearance of an object or substance, or if the same is rendered unusable, affecting the property insured, including the damaged parts resulting from an error and/or defect in the design of the flow chart, hidden defect, or a defect involving materials, construction, connection, or assembly, including fire or explosion, affecting the building.



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                           * The amount insured must be sufficient to permit a
                           restoration of the work at any time.

                           * In particular, the guarantee must not be conditional upon the setting into motion of the participants' liability. Moreover, the insurer undertakes to waive any recourse against the insured and its insurers.

                           * Coverage must be acquired throughout the duration of the work and until the last date of acceptance, EVEN IN THE CASE OF EARLY TAKING OF POSSESSION OR STAGGERED ACCEPTANCE, on the basis of the following clause:

                           "In case of staggered acceptance, the following shall remain covered, during the construction: the losses suffered by the works accepted, the origin of which is in the work carried out for the construction or the conversion of the other parts of the construction. It is understood that this excludes losses caused by fire, lightning, or explosion to said works accepted.

                           It is agreed that the insurer of this contract will waive any recourse against the insurers of the parts accepted.

                           If the premises are occupied and/or used prior to acceptance, the following shall remain covered, during the construction: losses suffered by property insured as of the date of total or partial occupancy, excluding losses caused by fire, lightning, or explosion to the works occupied and/or used."

                           * Pursuant to the insurance contract, the payment of insurance compensation will only be made to the Owner.

                           * The policy includes a first loss to surrounding properties resulting from fire, lightning or explosion covered by a multi-risk policy;



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                           * The effects of the insurance contract are extended
                           to the maintenance period, for a period, after acceptance of the work, of at least 1 year, during which the following will be guaranteed: material losses or damages to the insured property that is attributable to those parties participating directly in the construction if they return to the site to satisfy their obligations in accordance with the contract, such as the withdrawal of reservations, inspection visits, repairs (excluding damages caused by fire, lightning and explosion, which will be covered by a multi-risk policy referred to below);

                           The guarantee of interest expenses following a loss guaranteed under the Contractor's All Risks policy, covering:

                                    1 - Either the amount of additional
                                    interest, called "pre-rent", up to the
                                    implementation of the lease contract,
                                    collected by the Finance-Lessor, Owner, for the amounts already paid on behalf of the delegated contracting authority, on the date of the loss or that it is required to pay based on the statements or invoices preceding the loss

                                    2- Or the loss of financial revenue suffered by the delegated contracting authority, future Finance-Lessee, if it has paid the amounts of the work or fees from its own cash (prior to the implementation of the lease contract).

                                    3- Or the combination of the final costs in the two paragraphs above if the pre-financing is furnished jointly by the Owner and the delegated contracting authority.

                                    And that result from a delay in delivering the building to the Owner, thereby deferring the implementation of the lease contract.

                           * The insurer expressly waives, via a specific clause of the policy in this connection, the option to terminate after a loss;

                           The excess must not exceed E.7,600 per loss.

                  * A "WORK/AFTER WORK" CIVIL LIABILITY POLICY
                           covering the consequences of the liability incurred by co-contracting party and/or the Owner vis-a-vis others, as a result of the project, for the duration of the legal liability.

Moreover, the delegated contracting authority has committed itself to:

         * to send the Owner the certificates corresponding to the aforementioned policies, PRIOR TO ANY PAYMENT BY THE Owner.

         * carry out with insurers the formalities required to take out the insurance policies referred to in the above paragraphs, in accordance with the mandate given to the delegated contracting authority by the Owner

         * to furnish under its sole responsibility the information needed by the insurers.

         * to make with the insurers the declarations stipulated in these policies, both during the work and at the time of acceptance. * to make direct payment to the insurers for the premiums and premium adjustments resulting from the final total cost of construction, as well as related taxes and expenses, including additional premiums, expenses and taxes. The co-contracting party's taking out of the insurance referred to above cannot, in any way, be exonerated, including partially, from the obligation to produce a specific result contracted with the Owner.

         * Similarly, the delegated contracting shall be liable for any event occurring during the work that calls into question the guarantees. The same shall apply for the liquidation of the leading insurer's property up to and including the 10 years following the acceptance of the work.

         In this latter case, the delegated contracting authority will be responsible for taking any measures to obtain a new guarantee, at its exclusive expense; and, in particular, the responsibility to refer the matter in question to the Bureau Central de Tarification [Central Price-setting Office] if the insurers approached refuse to grant new guarantees.

         The same obligations apply if the liquidation of assets concerns one of the policy's co-insurers.

                  * If, after all is said and done, it appears that the insurer approached by the delegated contracting authority refuses or is unable to guarantee the building in the conditions stated above, and to furnish the corresponding certificate, the Owner is hereby authorised to take out the necessary insurance, within the framework of the group insurance policies taking out by Societe Generale: a Contractor's All Risks policy NO. 37503 5151110 F, and to incorporate the amount of the premiums corresponding to the lease base.

Finally, the Finance-Lessee shall verify the scope and the validity of the insurance policies taken out by the various participants in the construction, in particular by the project manager, consultancy bureaus, technical inspectors, co-ordinators, and contractors, pursuant to their legal obligations, and, in particular, in coverage of the presumptions of liability laid down by Articles
1.792 et seq. of the French Civil Code.

2/ EXECUTION OF THE CONSTRUCTION

The project's co-ordination, including the project's design, study and preparation and the execution of the construction, must be entrusted to one or more co-ordinators in accordance with Article L. 235-3 of the Labour Code. Said person(s) must be chosen by the Finance-Lessee after verification of his/their expertise. Said person(s) must be duly insured.

The Finance-Lessee shall represent the Owner at the site and must see to it that the constructions are built in accordance with the contracts, regulatory provisions, and the obligations of the building permit, and general prevention principles based on the provisions of the Labour Code and all regulatory texts applicable to the project.

The parties agree, as a result of the financial nature of this agreement, on the Finance-Lessee's role in designing the work, and the choice of its location and the participants and the monitoring of the construction, that the Finance-Lessor does not intend to participate in the design and technical monitoring and safety of the constructions, or in the prevention of risks, or bear any liability in this connection. For all matters related to this aspect of the lease, the Finance-Lessee assumes vis-a-vis third parties complete technical and safety liability for the construction and undertakes to guarantee the Finance-Lessor if legal proceedings are taken against the latter in this connection.

The Finance-Lessee undertakes to submit to the Finance-Lessor, at the latest one month after the project's commencement, a copy of the prior declaration stipulated in Articles L. 235.2, R. 238.1 and R. 238.2 of the Labour Code in accordance with the decree of 7 March 1995.

Finally, the Finance-Lessee expressly undertakes to submit to the Finance-Lessor, in addition to the acceptance report, the aforementioned declaration of completion of the work and the certificate of conformity, and, as of the end of the project, the subsequent work dossier on the work, prepared by the safety and health co-ordinator pursuant to Article R. 238-38 of the Labour Code.


                                   CHAPTER III

                          VOIDANCE OF PRIOR AGREEMENTS

This document shall become void, if the Finance-Lessor so wishes, if the constructions stipulated have not been completed by the agreed date due to technical or legal reasons not attributable to the Finance-Lessor, such as the refusal by the delegated contracting authority to carry out its mission, recourse against the building permit, or the material impossibility to build the constructions stipulated in the delegated contracting authority contract.

The same shall apply in the event that the construction work is not completed in accordance with the construction delegation contract (building not usable, serious failures to comply with the building permit, etc.).

In these cases, this document could be terminated at the request of the Finance-Lessor. This termination would take effect one month after receipt of a notice to remedy sent to the Finance-Lessee, by registered mail with request for acknowledgement of receipt, containing a declaration by the Finance-Lessor of its intention to make use of this termination clause.

This termination shall give rise --automatically and without any formality-- to the payment by the Finance-Lessee to the Finance-Lessor of compensation equal to the total of the amounts paid by the latter for this project, plus an amount equal to one percent (1.00%) of its amount.

This compensation, the amount of which is expressly agreed between the parties, shall be considered as fixed damages to compensate the prejudice suffered by the Finance-Lessor as a result of the non-implementation of the lease and shall be payable on the date of the expiration of the aforementioned timeframe.

However, and up to the effective date of termination, the Finance-Lessee may acquire from the Finance-Lessor the plot of land purchased by it, in exchange for a price equal to all of the above amounts, thereby exonerating itself from having to pay the termination compensation.

The request to make use of this option to acquire offered to the Finance-Lessee shall only be valid if it is accompanied by the consignment, in person to the Finance-Lessor, of an amount sufficient to cover both the selling price calculated as indicated above, and the expenses, fees and taxes caused by the occurrence of this sale.

In addition, advance rent payments, rent payments, study expenses, commitment commission or other financial charges of any kind stipulated below, payable by the Finance-Lessee, that have expired on the termination date and have actually been paid by the Finance-Lessee, shall become the permanent property of the Finance-Lessor, who shall not be bound to return any portion thereof. Those amounts that have expired on the termination date but have not yet been paid by the Finance-Lessee shall become immediately payable.

Similarly, the Finance-Lessee shall be responsible for paying (but will not be entitled to demand the restitution thereof from the Finance-Lessor) all of the expenses, advances or other expenditures of any kind that it incurs, on its own behalf or on behalf of the Finance-Lessor, with a view to the implementation of the lease or the execution of the obligations for which it is responsible.

                                    PART TWO

                               REAL PROPERTY LEASE

                                    CHAPTER I


ARTICLE 1 - REAL PROPERTY LEASE

The Representative of the Finance-Lessor, acting in his official capacity,

Hereby leases, within the framework of the provisions of Article L. 313-7 of the Monetary and Financial Code (codification of Act No. 66-455 of 2 July 1966, modified and supplemented) on the lease,

In favour of the Finance-Lessee, which is accepted by its representative, acting in his official capacity,

The real properties whose description, after the completion of the work, is as follows:


                                   DESCRIPTION

         On the territory of the district of Betheny (Marne), in the "Les Naux" Activity Zone,

         A building, to be used for industrial manufacturing, with a net floor area of 14,599 m(2),

         Built on a plot of land registered as follows:

SECTION                      NUMBERS                    Site                       AREA
-------                      -------                    ----                       ----
ZS                           28                         LES NAUX                   01ha 43a 15ca
ZS                           29                         LES NAUX                   02ha 56a  85ca

         FOR A TOTAL AREA OF                                 4HA 00A 00 CA

ARTICLE 2 - LEASE TERM

This lease is granted for a period of TWELVE (12) years, as of the date of completion of the building's construction work, as resulting from the provision of the premises between the parties, as stipulated in the aforementioned construction delegation contract.

ARTICLE 3 - THE FINANCE-LESSEE'S OPTION TO TERMINATE

In accordance with the provisions of Article L. 313-9 of the Monetary and Financial Code (codification of Article 1.2 of Act No. 66-455 of 2 July 1966, modified and supplemented, the provisions of Article L. 145-1 of the New Commercial Code (codification of Decree No. 53-960 of 30 September 1953) granting the lessee of premises to be used for commercial or industrial purposes the option to terminate at the end of each three-year period are not applicable to this lease agreement.

However, and subject to that which is stated hereunder for cases of loss or expropriation, the Finance-Lessee shall be entitled, as of the end of the seventh year of the lease, and provided that it has indeed obtained the certificate of conformity for the building, terminate this agreement, subject to:

* notice of nine months, given to the Finance-Lessor by registered mail with request for acknowledgement of receipt, sent to the Finance-Lessor's registered office,

* the simultaneous payment to the Finance-Lessor of the fixed termination compensation indicated in Article 28 hereunder.

Regardless of the circumstances, termination may only take place at the end of the calendar year in progress.

Termination so requested must be officially noted by an official recorded instrument, which will be notarised by the notarial office referred to at the top of this document and published at the competent Mortgage Office. The expenses of this officially recorded instrument and its publication shall be borne by the Finance-Lessee. It is expressly agreed, to the extent necessary, that should the Finance-Lessee fail to sign this officially recorded instrument or to pay the resulting expenses, its request for termination shall be considered as null and void.

The amount of the termination compensation mentioned above due to the Finance-Lessor shall, if appropriate, be increased by the amount of any subsidies that the Finance-Lessor is required to repay in part or in whole to the granting entities.

ARTICLE 4 - INVENTORY OF THE PREMISES - PUTTING INTO COMPLIANCE WITH STANDARDS

A- INVENTORY OF THE PREMISES

It is expressly agreed that no inventory of the premises will be prepared at the time of the coming into use.

As a result, the Finance-Lessee shall be deemed to have taken the building that is the object of the lease in perfect condition.

The signing by the Finance-Lessee, as delegated contracting authority and as future lessee, of the acceptance report of the aforementioned work shall entail its automatic recognition of the building's conformity with the plans and estimates and with the finishing of the work in accordance with the provisions and stipulations of said estimates.

Accordingly, the Finance-Lessee shall take the building that is the object of this lease in the condition in which it is found at the time of the coming into use and cannot make any complaint in this connection against the Finance-Lessor. It undertakes not to exercise against the Finance-Lessor any recourse for reasons of poor workmanship, or for visible or hidden defects, even if these impede the use of the building leased.

The Finance-Lessor shall not be guarantor of the building's condition, including as a result of construction and other defects, whether visible or hidden, or for the condition of the soil or subsoil as a result of searches or excavations carried out under said building, or for the presence of asbestos, pyralene, jointly owned party walls, ditches, fences, etc., or for errors or omissions in the description of the building or the area of the plot of land, even if these exceed one-twentieth (1/20th), regardless of the date on which the constructions are completed.

In addition, the Finance-Lessee undertakes to notify the Finance-Lessor, within one month of the noting thereof, of any defects that it identifies in the construction.

The Finance-Lessee, to whom full power is given for this purpose, must immediately exercise, at its expense, any recourse against the companies, against the project manager, or against any other third party in question.

The Finance-Lessee must keep the Finance-Lessor informed by sending it a copy of any useful documents.

However, the Finance-Lessor shall be entitled to ask the Finance-Lessee, at any time, to relinquish the jurisdiction of its court, unconditionally and as soon as requested. Regardless of the circumstances, the resulting expenses shall be borne by the Finance-Lessee.

However, the Finance-Lessee may ask the Finance-Lessor to interrupt the proceedings in order to avoid expenses, insofar as the Finance-Lessee assumes responsibility for taking back any defects and disorder noted.

B- PUTTING INTO COMPLIANCE

Within the framework of both its activity and of the management of the leased building, the Finance-Lessee must conform to the requirements fixed in national or European standards, in particular as regards security and health.

It must ensure the compatibility of any equipment or materials located in the building with these same standards, in the case of a movable property or a landlord's fixture.

The Finance-Lessee cannot demand that the Finance-Lessor make modifications or carry out work to put into compliance the building or a machine belonging to said building that is the object of this lease, even if this bringing into compliance results from legislative or regulatory requirements.

Asbestos:

It must comply with any regulations, in particular with the enacting clause in respect of searches, verifications, or periodic inspections or work resulting from Decree No. 96-97 of 7 February 1996, as modified by Decree No. 97-855 of 12 September 1997 and by Decree No. 2001-840 of 13 September 2001, and by Decree No. 2002-839 of 3 May 2002, stipulating the rules of protection against risks related to asbestos exposure: the Finance-Lessor transfers to the Finance-Lessee all of the obligations resulting from this regulation.

Termites:

The Finance-Lessee must also satisfy the provisions of Act No. 99-471 of 8 June 1999, which defines the conditions in which the prevention and combat against termites and other xylophagous insects are organised, with a view to protecting buildings, and Decree No. 2000-613 of 3 July 2000, adapted pursuant to said Act.

The Finance-Lessee, as soon as it becomes aware of the presence of termites or other xylophagous insects in the building must declare the same at the City Hall, pursuant to the provisions resulting from the aforementioned Decree.

In the event that the building that is the object hereof is located within the perimeter of a contaminated zone, defined by the competent authority, it is specially agreed between the parties that the Finance-Lessee must, within six
(6) months, search for termites and engage in the necessary preventive and eradication work, and provide proof thereof to the Finance-Lessor by submitting an analysis of the search, issued by an authorised entity, or an attestation issued by the authorised company having carried out, if applicable, the necessary work on a preventive or eradication basis, pursuant to Article R. 133-1 of the Construction and Housing Code, in order to avoid the application of the penalties stipulated by Article R. 133-1 of the Construction and Housing Code.

As caretaker of the building, the Finance-Lessee undertakes to comply with all current or future provisions concerning the regulations for combating the spread of termites and other xylophagous insects.

It is further stipulated that in the case of a total or partial demolition of a building located in a contaminated zone, as referred to in texts in effect, the contaminated wood and materials shall be incinerated, or, if incineration is not possible on site, said objects shall be treated before any transport. In such a case, a declaration must be made at City Hall by the person having carried out such work, in compliance with texts in effect, in particular in the provisions resulting from Article 3 et seq. of the Decree of 3 July 2000.

The Finance-Lessor cannot be subjected to inquiry or disturbed in any way whatsoever concerning compliance with all of the provisions and obligations resulting from regulations currently in effect and any subsequent text. The Finance-Lessee assumes all related responsibility.

Legionellosis:

It must comply with the provisions resulting from Circular No. 98-771 of 31 December 1998 and subsequent texts concerning the monitoring and prevention of legionellosis.

The Finance-Lessee must assume, at its expense and without any recourse against the Finance-Lessor, the cost of any work required to satisfy any legal or regulatory provisions, all such that the Finance-Lessor can never be subjected to inquiry as a result.

ARTICLE 5 - POSSIBLE LIABILITY FROM THE USE OF THE LEASED BUILDING AND ITS STRUCTURE

All decisions related to the choice of the location, the nature, the configuration or the intended use of the building that is the object hereof have been taken by the Finance-Lessee. The Finance-Lessor has not participated in any way in these decisions and, at the request of the Finance-Lessee, has merely furnished, within the limit fixed above, the funding of the transactions rendered necessary by the decisions in question.

Throughout this contract's term, the Finance-Lessee shall hold the right to use, manage and inspect the leased building. It is therefore considered to be the caretaker and this building is placed under its exclusive responsibility. It must assume this responsibility in its entirety, without being entitled to exercise any recourse whatsoever, for any reason whatsoever, against the Finance-Lessor.

The Finance-Lessee shall assume alone and shall satisfy all obligations required of building owners by any European or national legal or regulatory text. As regards damages that may be caused, both to the Finance-Lessee and to third parties, as a result of the very structure of the building leased (and, in particular, that of the soil), which, it is important to recall here has been chosen by the latter, shall be fully borne by the latter, which cannot, as in the previous paragraph, exercise against the Finance-Lessor any recourse whatsoever, for any reason whatsoever.

If an activity is carried out on the premises that could give rise to a risk of pollution, in particular of the subsoil, the parties agree, as an essential and decisive condition of the Finance-Lessor's commitment, which the Finance-Lessee expressly accepts-- to the following:

* The Finance-Lessee shall assume the responsibility --in strict compliance with current and future legislation applicable to the type of activity and installation carried out-- for the disposal of waste and the recovery of materials, so as to avoid any harmful effects, and in order to ensure that the Finance-Lessor can never be subjected to inquiry as a result of damages caused to others.

* The Finance-Lessee shall inform the Finance-Lessor of any formal notice by the authorities aimed at obtaining the putting in conformity of the building with national or Community legislation and regulations and international agreements (subject to their integration and applicability in French law) in respect of environmental protection and the dumping of waste in water, in the soil or in the subsoil, emissions in the air, noise, waste treatment, storage on inflammable or dangerous products, PCB's (Polychlorobiphenyls) and PCT's (Polychloroterphenyls), asbestos, and the rules concerning worker protection and safety inside the building.

- any accident or incident resulting from the building's use that could have harmful consequences on the environment or that could create a risk of environmental damage and that must be declared at the time of the inspection of classified facilities pursuant to Article 38 of Decree No. 77-1133 of 21 September 1977, adopted pursuant to the Act of 13 July 1976 and any subsequent text.

- of any legal decisions or injunctions following complaints filed by third parties or by an administrative authority, the purpose of which is to repair any damage to the environment or cause the cessation of any nuisance resulting from the activity.

- any obligation to restore all or part of the building following a temporary or permanent cessation of any activity or following the modification of any activity carried out in the building.

* The Finance-Lessee shall be considered as the owner of any such waste that exists, and it waives any recourse against the Finance-Lessor in this connection. On the contrary, it undertakes to exonerate it from any disputes and to see to it that the Finance-Lessor can never be implicated, in the event of the subsequent sale of the building (if the Finance-Lessee or any beneficiary exercises the option, or in the case of a sale to a third party following the termination of this lease).

* All expenses necessary to the application of any laws, any regulations, and, more broadly, for any consequences of the Finance-Lessee's activity, shall be borne by the Finance-Lessee or its beneficiaries, if they had been claimed by the Finance-Lessor.

* If the lease is terminated for any reason whatsoever, and if the activity carried out by the Finance-Lessee can be considered as pollution-generating, an inspection shall be carried out to determine the condition of the soil and the subsoil, at the exclusive expense of the Finance-Lessee.

* All of the expenses and fees incurred by the Finance-Lessor as a result of the above and in order to comply with the conditions contained therein, as well as any deposit to which the Finance-Lessor is subject shall be paid for by the Finance-Lessee.

* At the time that an option is exercised in favour of the Finance-Lessee or any beneficiary, the above declarations shall be repeated by the acquirer to the Finance-Lessor, who becomes the seller.

                                   CHAPTER II

                                   CONDITIONS

This lease is granted by the Finance-Lessor subject to the general terms and conditions stipulated in Articles 6 to 15 below, which the Finance-Lessee's representative undertakes to implement and to carry out, failing which the penalties stipulated in Chapter V below shall apply.


ARTICLE 6 - OCCUPANCY CONDITIONS

A- USE OF THE PREMISES

The premises that are the object hereof are intended to be used as an industrial manufacturing unit.

The Finance-Lessee must continue to use the premises for this purpose throughout the contract's lease's term and undertakes not to use them for any other purpose, including temporarily.

B- ENJOYMENT OF THE PREMISES

The Finance-Lessee must enjoy the leased premises prudently.

The Finance-Lessee undertakes to comply with any current or future regulations concerning the activity exercised by it, and, more specifically, the rules of safety, including those in respect of the protection of people and of risk prevention.

It expressly undertakes not to use, for the aforementioned intended purpose, the building that is the object of this lease, as long as it has not furnished proof to the Finance-Lessor of the execution of the required formalities, as well as any authorisations required, as stipulated in Article R. 123-46 of the Code of Construction and Housing concerning protection against the risks of fire and panic at entities frequented by the public.

The Finance-Lessee is responsible for the safety of persons and the security of property, as a result of the premises that are the object of this lease.

The Finance-Lessee must, on its own account and for that of the Finance-Lessor, take out with any authorised entity a subscription for periodic inspection visits, whenever required in order to comply with any legislation or regulations.

The checks carried out in this connection must cover all of the buildings, fixtures, facilities and equipment that are subject in any way to any regulations in respect of the safety of people and the security of property.

C- USAGE AUTHORISATIONS

The Finance-Lessee shall assume responsibility for obtaining any administrative authorisations needed to operate its activity in the premises that are the object of this lease.

D- EASEMENTS (IF ANY)

The Finance-Lessee shall bear any easements of any nature whatsoever that encumber the building leased, without recourse against the Finance-Lessor to obtain a reduction of rent or other financial charges of the lease. In exchange, it shall profit from the active easements for said building, if any exist, at its exclusive expense and risk, provided that it participates, if applicable, in the restoration and maintenance of the equipment available to it.

E- BUILDING ESTATE: "LES NAUX"

The Finance-Lessee shall implement the provisions and stipulations resulting from the implementing documents governing the building estate called "Les Naux". It is quite familiar with said documents, as they were furnished to it prior to today.

All of the above shall be carried out in such a way that the Finance-Lessor can never be disturbed or subjected to inquiry in this connection.

F.- SUBSIDY ALLOCATION CONDITIONS

The Finance-Lessee shall implement the conditions governing the granting and maintenance of the aforementioned subsidies referred to in Chapter V. In addition, it must bear, without recourse against the Finance-Lessor, any consequences, in particular, financial, resulting from a failure to pay the same, or as a result of the calling into question thereof.

ARTICLE 7 - WORK IN PROGRESS DURING THE LEASE

This article's stipulations are made subject to the express condition of compliance with the implementing documents governing the estate called "Les Naux", referred to above.

A- MAINTENANCE - REPAIRS

The Finance-Lessee undertakes to maintain (and to return at the end of the lease) the leased premises in good condition, in terms of maintenance and tenant or other repairs (such as, in particular, repairs and restoration of fences, doors, windows, parquet floors, ceilings, locks, equipment, toilets, etc.).

The Finance-Lessee shall also be required to carry out on behalf of the Finance-Lessor, at its exclusive expense and risk, and without recourse or recovery against the Finance-Lessor, all major repairs that become necessary during the lease, in particular, those referred to in Article 606 of the Civil Code, that, as a general rule, are the responsibility of the owner and that, as they are part of the building, automatically become its property.

The Finance-Lessee must pay special attention to maintaining in good condition (in terms of maintenance and functioning) the equipment and facilities necessary to the normal use of the leased premises, in particular, heating and air-conditioning facilities, lift(s), or the goods lift, and the sprinkler network, provided that the leased premises have such equipment.

In this connection, it is expressly agreed that the Finance-Lessee cannot, without the Finance-Lessor's prior written consent, finance any replacement of the aforementioned equipment within the framework of the contract that confers temporary ownership thereof to the person providing the funds (in particular, within the framework of a furniture leasing contract).

It shall also be required to carry out any repairs that become necessary as a result of defects or faulty workmanship in construction, whether visible or hidden, even if no external sign reveals the need to undertake such work.

For the execution of the work referred to in the three preceding paragraphs, the Finance-Lessee cannot claim the benefit of the provisions of the second paragraph of Article 1724 of the Civil Code.

In addition, the Finance-Lessee can never ask the Finance-Lessor, during the course of the lease, to carry out any work or to make any conversions or repairs.

The above work shall be carried out by the Finance-Lessee without recourse or recovery against the Finance-Lessor, and the Finance-Lessee will not be able to engage in any compensation of the amount thereof with the amounts due to the Finance-Lessor for another reason.

Moreover, any obstacles that could affect the conditions for the payment of the cost of the work by the Finance-Lessee cannot prejudice the principle of this payment.

B- FITTING OUT WORK - ENLARGEMENT - EXTENSION

The Finance-Lessee may carry out, at its exclusive expense and risk and without recourse or recovery against the Finance-Lessor, on the leased premises, any fitting out and installation work necessary or specific to their professional use.

The Finance-Lessee may, but only with the Finance-Lessor's prior written consent, carry out in the building that is the object of this lease, and within the limit of the administrative authorisations, if any, necessary, any enlargement, extension raising that it believes is necessary or useful to its needs.

It must also carry out any work required by any legal or regulatory provisions and, in particular, by those concerning the safety of people and security of property, and must, as a result, carry out any work stipulated, following their inspection visits, by the relevant entities or various authorities.

The work referred to in the three previous paragraphs must be executed at the Finance-Lessee's exclusive risk, and under the supervision of an architect or a technical consultancy bureau approved by the Finance-Lessor.

The Finance-Lessee shall take out all insurance policies made necessary by the nature or scope of the work.

The cost of such work, including the insurance premiums, and the fees of architects or technical consultancy bureaus, shall be borne by the Finance-Lessee, without recourse or recovery against the Finance-Lessor, who shall not be required to pay the cost thereof, or to reimburse property expenditures.

Any property additions resulting from the above work shall be deemed to be the property of the Finance-Lessee throughout the lease's term. However, notwithstanding the postponement of the Finance-Lessor's accession to the ownership of the work so performed, the Finance-Lessee cannot -- throughout the lease's term and without the Finance-Lessor's prior written authorisation-- remove, destroy or take away the work so performed by it.

In addition, these property additions shall automatically become the property of the Finance-Lessor at the end of the lease. As a result, the Finance-Lessee must --as soon as it vacates the premises, for any reason whatsoever, in particular if the lease expires or if it is terminated prior to its expiration date-- leave all work, embellishments, improvements or constructions involving real property, if any, that it has made in the building. However, it cannot demand for said work any compensation or any reimbursement of its expenses, nor may it engage in any compensation with amounts due by it to the Finance-Lessor.

However, the Finance-Lessor may always (save for work expressly authorised by it) ask the Finance-Lessee, at the time that the latter vacates the premises, to restore the premises to their original condition, at the Finance-Lessee's expense and risk.

However, the equipment, fittings and facilities not permanently fixed and that, as a result, are not considered as statutory immovables, shall remain the property of the Finance-Lessee, and must be removed by it, when it vacates the premises, and it must restore the premises after this removal.

C- CHANGES OF LAYOUT

Any changes of layout through demolition, drilling of walls, beams or floor, must be covered by prior written authorisation from the Finance-Lessor, and, if applicable, the obtaining of a building permit.

The aforementioned work, so authorised by the Finance-Lessor, must be executed at the exclusive expense and risk of the Finance-Lessee, and under the supervision of an architect or a technical consultancy bureau approved by the Finance-Lessor.

As such work constitutes conversion or improvement work, the cost thereof and the premiums of the insurance policies that the Finance-Lessee has taken out at this time, plus the fees of the architect or the technical consultancy bureau, shall be borne in full by the Finance-Lessee, without recourse or recovery against the Finance-Lessor. In this case, the Finance-Lessee may not engage in any compensation with the amounts due to the Finance-Lessor for another reason.

However, in the event that such work, as a result of their scope or their nature, is undertaken by the Finance-Lessor for tax or accounting reasons, the coverage of the corresponding expenses by the Finance-Lessee shall take the form of a specific additional rent amount.

D- FINANCE-LESSEE'S LIABILITY AS A RESULT OF THE WORK

The Finance-Lessee, having the initiative of the aforementioned work and the responsibility for the legal qualification thereof, shall alone assume the financial or fiscal consequences that could result for the Finance-Lessor from the execution thereof, whether or not authorised by the Finance-Lessor, even if they result from a legal or regulatory obligation. As a result, the Finance-Lessee undertakes to repay the Finance-Lessor the amount of any expenses and taxes or additional tax assessments, insurance premiums, or other charges that the Finance-Lessor bears as a result of the execution of the work for which the Finance-Lessee is responsible.

Similarly, the Finance-Lessee must repay the Finance-Lessor the amount of all necessary work that the Finance-Lessor carries out following a failure to perform by the Finance-Lessee.

E- INSPECTION VISITS

Throughout the lease's term, the Finance-Lessee must allow the Finance-Lessor's representatives to visit the leased premises at any time to check on their condition and to furnish, as soon as requested by the Finance-Lessor, any supporting documents requested of it in respect of the proper execution of the lease's conditions.

ARTICLE 8 - FURNISHINGS

The leased premises must be furnished, at all times, with equipment, fixtures, furniture and merchandise of sufficient quantity and value to guarantee the Finance-Lessor the payment of the rent and the implementation of this lease's conditions.

ARTICLE 9 - PLEDGE - EXAMINATION OF THE FINANCE-LESSEE'S FINANCIAL POSITION

A- PLEDGING

The Finance-Lessee undertakes not to pledge the rights that it holds pursuant to this lease contract.

In the event of a failure to comply with this clause, this lease shall be terminated, if the Finance-Lessor so wishes, pursuant to the clause stipulated in Article 25 hereunder, without to the Finance-Lessor's right to void, if it so prefers, the pledge granted in violation of this clause.

B- EXAMINATION OF THE FINANCE-LESSEE'S FINANCIAL POSITION

Each year, the Finance-Lessee shall be required to send the Finance-Lessor a copy of the balance sheet and profit and loss account for the year ended, as well as the text of the Management report, Board of Director's report or Supervisory Board's report to the ordinary general meeting convened to approve the accounts for said fiscal year.

These documents must be produced within one month following their approval by the ordinary general meeting.

ARTICLE 10 - SUBLETTING

The building hereby leased may be sub-let to natural persons or legal entities for the purposes of carrying out the activity stipulated in Article 6, paragraph A above.

Subletting may either be complete in favour of a single natural person or legal entity, or partial, in favour of more than one natural person or legal entity.

Subletting must be approved in advance and in writing by the Finance-Lessor.

Regardless of the circumstances, subletting cannot, under any circumstances, be imposed on the Finance-Lessor for any reason whatsoever.

* the subtenant(s) must comply with all of the terms and conditions of the lease contract, without any exception or reservation.

* under no circumstances may the sublease(s) exceed the term of the lease.

It must be expressly stipulated, in the subletting contract(s), that the termination of the lease contract, for any reason whatsoever, shall automatically give rise to the termination of the sublease(s).

* the Finance-Lessee must notify the Finance-Lessor, by registered mail with request for acknowledgement of receipt, the name and status of the subtenant(s), and shall have eight days, as of its signing, to furnish it an original copy of each sublet agreement.

* as the leased premises form an invisible whole in the shared intentions of the parties, regardless of the circumstances, in case of a partial sublet, the sublet(s) shall not be binding on the Finance-Lessor.

The Finance-Lessee undertakes to pay --to its total subtenant or its partial subtenant(s) any compensation of any nature whatsoever, in particular that due by the Finance-Lessee to its of subtenant pursuant to the provisions of Articles
L. 145-1 et seq. of the New Commercial Code (codification of Decree No. 53-960 of 30 September 1953) on commercial property.

The Finance-Lessee undertakes to assume responsibility for any report with its subtenant(s).

The Finance-Lessee must repay the Finance-Lessor any amounts that the latter pays to any subtenant, in the event of its own failure to perform, as dispossession compensation, either at the expiration of the lease contract (if the promise to sell that supplements it has not been exercised), or at any time in the event that it is terminated for any reason whatsoever.

ARTICLE 11 - ASSIGNMENT OF THE RIGHT TO THE COMMERCIAL LEASE

A- ASSIGNMENT OF THE RIGHT TO THE LEASE

The Finance-Lessee may only assign its right to this lease, in part or in whole, with the express written consent of the Finance-Lessor, failing which the assignment granted in violation of this clause shall be void, and this lease contract shall be terminated, if the Finance-Lessor so wishes.

Any assignment of this lease shall necessarily and automatically give rise to the transfer to the assignee of the benefit of the promise to sell granted hereunder to the Finance-Lessee.

If the right to the lease is assigned, the assigning Finance-Lessee shall be jointly and severally liable with its assignee for all of its obligations resulting herefrom, in particular for making each rent payment by its respective deadline and the full implementation of all of this lease's clauses.

Accordingly, all successive Finance-Lessees, including those who, having assigned their right to the lease, no longer occupy the leased premises, shall be jointly and severally bound between them vis-a-vis the Finance-Lessor for the payment of the rent amounts and charges and for the implementation of all of the lease's terms and conditions, such that the Finance-Lessor is able to take action against all successive tenants or any one of them, bound jointly and severally for everything, and cannot be bound by the right of guarantors to go to bail each for their part, or a guarantor's lawful claim for a preliminary distraint upon the principal debtor.

In addition, the assignment shall not release the guarantors funded obligations towards the Finance-Lessor, such that they will be jointly and severally liable with the assignor and the assignee for all obligations required of the Finance-Lessee by this lease.

The above stipulations shall apply to all cases of assignments in any form whatsoever, as well as to the contribution of the right to the lease to any company of any type whatsoever, regardless of whether or not this contribution is made to a new company or to a pre-existing company.

The assignment or contribution to a company's assets must be carried out in the presence of the Finance-Lessor, or be duly notified to it through a letter sent by registered mail with request for acknowledgement of receipt, to its registered office, at least fifteen days in advance thereof.

The assignment or contribution shall be officially noted by officially recorded document, an execution copy of which shall be issued without expense to the Finance-Lessor, in order to serve as an enforceable document against the assignee(s).

The assignment of this lease contract shall give rise to the Finance-Lessor's collection of transport expenses, the amount of which is set at the amount, excluding value added tax, of THREE THOUSAND, ONE HUNDRED EUROS (E.3,100).

These expenses shall be borne by the assignee.

B - RECEIVERSHIP OR LEGAL LIQUIDATION - DISSOLUTION OF THE FINANCE-LESSEE

The assignment of the right to the lease within the framework of collective proceedings may only take place in conformity with the provisions of Article L. 620-1 et seq. of the New Commercial Code (codification of Act No. 85-98 of 25 January 1985) and Act No. 94-475 of 10 June 1994, and after having been duly authorised.

If the lessee company is dissolved, the right to the lease may only be assigned subject to the conditions stipulated in paragraph A above and subject to the provisions of Article L. 237-5 of the New Commercial Code (formerly Article 393 of Act No. 66-537 of 24 July 1966).

ARTICLE 12-FINANCE-LESSOR'S OBLIGATION IF THE BUILDING IS SOLD

In accordance with the provisions of modified Article L. 313-7 of the Monetary and Financial Code (codification of Act No. 66-455 of 2 July 1966), the Finance-Lessor undertakes, in the event of a sale or assignment of the property that is the object of this lease during the lease's term, to impose on its acquirer, assignee or beneficiary, the implementation of all of the terms and conditions of this lease agreement.

ARTICLE 13 - CONTRIBUTIONS - TAXES - CHARGES

A- CONTRIBUTIONS

The Finance-Lessee shall pay directly or shall repay the Finance-Lessor, in addition to the rent, its personal, movable property, business tax and other contributions, and shall pay all city and police charges for which tenants are customarily liable, all in such a way that the Finance-Lessor is never disturbed in this connection. It must provide the Finance-Lessor evidence of the same at the time of any requisition, in particular at the end of the lease.

B- TAXES AND CHARGES

In addition, the Finance-Lessee shall pay or repay the Finance-Lessor for the following, in addition to the rent:

* Any taxes, fees and contributions, whether or not related to real property, of any nature, to which the leased premises or the lease itself could be subject, as well as any municipal taxes or city or State charges and any fees, assessed now or in future, on said premises.

* Any taxes, charges and fees created at a later date in any form whatsoever, as a supplement to or as replacement of those stipulated above, regardless of the means of taxation, and even if these taxes take the form of taxation on the capital of the Finance-Lessor represented by the premises hereby leased.

* More generally, any and all charges of any nature whatsoever that are or could become payable on the leased premises or on the lease, all such that the rent amounts fixed hereunder are collected by the Finance-Lessor net of any and all actual charges, with the sole exception of any taxes encumbering, as a result of the Finance-Lessor, the leasing revenues, which are and shall remain the Finance-Lessor's responsibility.

The Finance-Lessee, the final debtor of the taxes fees and charges encumbering the leased premises or the lease, shall be entitled to contest the amount or the principle of any taxation borne directly or indirectly by it, although it may only contest said amounts with the authorities in question at its exclusive expense and risk, in the name of the Finance-Lessor, who hereby delegates it, to the extent necessary, all useful powers for this purpose. Any claims or challenges made by the Finance-Lessee with the Finance-Lessor shall be considered as inoperative. The Finance-Lessor does not intend to take responsibility itself for any challenges from authorities or entities. However, such a challenge cannot delay the payability date of these charges.

Any tax refunds and any reductions obtained shall only benefit the Finance-Lessee.

C- EXPENSES INCURRED FOR EXAMINATION AND VERIFICATION VISITS

The various charges resulting from the inspections or checks to which the building that is the object of this lease, and its fixtures, as well as the facilities and equipment that they contain, may be subject pursuant to the various regulations that are applicable to them, in particular those concerning the safety of persons and the security of property, shall be assumed directly and in full by the Finance-Lessee, the sole party responsible for the security of the premises that are the object of this lease and their use.

D - CHARGES RELATED TO THE BUILDING ESTATE

The Finance-Lessee shall also bear all charges and contributions, whether general or special, ordinary or extraordinary, related to the building leased, that are due for the building estate referred to above.

All of the above shall be apply in such a way as to ensure that the Finance-Lessor is never disturbed or subjected to inquiry in this connection.

ARTICLE 14 - VALUE ADDED TAX

It is expressly agreed between the parties that this lease shall be subject to value added tax in accordance with regulations in effect, and shall therefore be exempt from any lease registration fees.

The amount of the value added tax on each rent payment, at the rate in effect on each deadline, shall be borne by the Finance-Lessee in addition to the rent and other charges stipulated hereunder.

As regards the value added tax paid by the Finance-Lessor on fixed assets, and in accordance with Decree No. 72-102 of 4 February 1972, the Finance-Lessor shall carry out all formalities and all steps needed to obtain repayment as quickly as possible.

For a fixed term of four months from each payment made by the Finance-Lessor for this transaction, the Finance-Lessee shall be required to pay it, in addition to the financial charges stated hereunder, and as a supplement to the rent, the interest calculated at the Average Monthly Money Market Rate, plus 90 basis points per year (i.e. 0.90% per year) on the amount of the credit on the value added tax corresponding to this disbursement.

Said interest, accompanied by any value added tax applicable thereto, shall be payable at the end of each calendar month.

ARTICLE 15 - EXPENSES - CHARGES - FEES

All of the expenses, charges and fees of this lease contract, and those that follow it or are the result thereof, shall be borne by the Finance-Lessee, and the Finance-Lessee's representative commits the Finance-Lessee to doing so.

                                  CHAPTER III-

                             SAFETY-INSURANCE-LOSSES

ARTICLE 16 - SAFETY/SECURITY

The Finance-Lessee shall be responsible for the safety of persons and the security of property having regard to the building that is the object of this lease and its use.

In the event that the leased building constitutes an "entity frequented by the public" pursuant to Articles R.123-2 and R. 123-18 to 20 of the Construction and Housing Code, the Finance-Lessee undertakes to scrupulously comply with and to have all persons working for it scrupulously comply with the regulations concerning the type and category of this entity.

To this end, it undertakes to:

* have maintained and checked at its expense, throughout the lease's term, all of the equipment and facilities on the leased premises, at the times and in the manner indicated in the texts referred to above.

* not to modify these premises in any way that violates the provisions of these texts,

* to open and to keep up-to-date (or to have others open and keep up-to-date) a safety record.

* to have others carry out periodic checks during the lease, as stipulated in Article R. 123-43 of the Construction and Housing Code, by the entity of its choice approved in the conditions stipulated in said Article.

In the event that any sort of legal proceedings are initiated against the Finance-Lessor following a failure to comply with the above obligations, the Finance-Lessee must repay the Finance-Lessor the amount of any legal decision rendered against it, as well as the expenses and fees that it should have incurred for the defence.

ARTICLE 17 - INSURANCE

1- CONSTRUCTION INSURANCE

As stipulated in the lease's preliminary provisions, an All Risks policy will be taken out. Moreover, in order to satisfy the obligations of Act No. 78-12 of 4 January 1978 in respect of construction liability and insurance, a Works Damages and a Ten-Year "Constructeurs Non Realisateurs" [translator's note: Builder Not Designer???] Liability policy will be taken out.

Under no circumstances will the taking out of these insurance policies release the delegated contracting authority, including partially, from the obligation to produce the result that it has contracted vis-a-vis the Owner, or from any other obligations contracted as Finance-Lessee in this document.

II - INSURANCE DURING THE TERM OF THE COMMERCIAL LEASE

A) Content of the guarantees that must be taken out

1) Insurance of the building.

The premises that are the object of the lease and all of the real property fixtures and facilities on it shall be insured, for an indexed amount that is sufficient, at any time, to permit their identical reconstruction or replacement against all damages caused by fire, lightning, explosions, storms, hurricanes, snow on roofs, breaking of the sound barrier, hail, falling aeroplanes, collisions between land vehicles, electricity or fluids, including damages resulting from acts of terrorism or sabotage, strikes, riots or uprisings.

This coverage will be supplemented by an "Indirect Losses" guarantee of at least 10%.

The following shall also be guaranteed: experts' fees, demolition and clearance expenses following a loss, as well as the amount of the premiums of the "Works Damages" insurance policy, to be taken out at the time of the reconstruction or restoration of the buildings.

2) Insurance of movable objects, equipment and merchandise.

The Finance-Lessee shall also have insurance taken out on the movable objects, equipment and merchandise in the buildings leased with the Finance-Lessor. The policy taken out must contain a waiver by the insurers of any recourse against the Finance-Lessor.

3) Loss of Rent - Deprivation of enjoyment insurance.

Such a guarantee, covering at least two years of financial lease charges, must also be taken out. Any compensation collected by the Finance-Lessor from the insurer in this connection shall be repaid by it to the Finance-Lessee if the charges stipulated in the lease contract have actually been paid by the latter, in accordance with said lease contract.

4) Civil liability insurance concerning the building.

The civil liability of the Finance-Lessor, and that of the Finance-Lessee against any third parties, including, if applicable, subtenants, shall be guaranteed against:

* The pecuniary consequences of the civil liability incurred by the Finance-Lessor, owner of the premises and/or the Finance-Lessee, related to the building that is the object of the lease (Article 1382, 1383, 1384, paragraph 1, and Article 1386 of the Civil Code), for at least E.4.5 million for bodily injury and E.4.5 million for material and immaterial damages, including E.1.5 million per loss for immaterial damages, whether or not consequential.

* The pecuniary consequences of the civil liability, if any, incurred by the Finance-Lessor, owner of the premises, and or the Finance-Lessee, related to the building that is the object of the lease contract, as a result of fire, explosions or fluids (Article 1384, paragraph 2 of the Civil Code- "Recourse of Neighbours and Third parties"), for at least E.4.5 million for bodily injury and
E.3.3 million for other damages.

B) Condition for the implementation of the guarantees

* All of the aforementioned guarantees, excluding movable property and merchandise, must be taken out by the Finance-Lessee, on its own behalf and on behalf of the Finance-Lessor, owner of the premises.

* The various insurance guarantees indicated above shall be taken out by the Finance-Lessee under its sole responsibility, with one or more insurers of known solvency. It must see to it that said policy/policies remain valid throughout the term of the leasing contract. It must pay on a regular basis the premiums of these insurance policies, plus any related charges and taxes.

* The insurers with which the various aforementioned guarantees are taken out must expressly commit themselves in each of the policies taken out:

- to notify the Finance-Lessor in writing, one month prior to any cancellation or reduction of the guarantees requested by the tenant, without the latter having simultaneously furnished the Finance-Lessor's express consent.

- notify the Finance-Lessor of any delay in paying premiums and only suspend the guarantees granted one month after receipt of this notice by the Finance-Lessor; notify the Finance-Lessor at least one month in advance of any termination of the policy at its initiative;

- pay the Finance-Lessor alone, unless expressly authorised by the latter, any compensation related to the rent and to real property damages;

- not to cite against the Finance-Lessor any omission, insufficient declaration or false declaration by the Finance-Lessee and, as a result, not to enforce against the Finance-Lessor any nullity, average clause, or forfeiture if the insured fails to satisfy its obligations subsequent to the loss. However, the insurer shall continue to enjoy all of its types of recourse against the Finance-Lessee, the policyholder;

- to waive any recourse against the Finance-Lessor in the event of an incident causing damage to movable objects, equipment and merchandise contained in the building

- not to cite any clause limiting compensation to the cost of the materials if the building is built on land owned by another party/ies

* In order to enable the Finance-Lessor to verify the existence of the insurance policies taken out by the Finance-Lessee, the latter undertakes to have its insurers produce the certificate shown in "Appendix M" in the letter of commitment.

THIS CERTIFICATE MUST BE SUBMITTED TO THE FINANCE-LESSOR AT THE LATEST 15 DAYS PRIOR TO ACCEPTANCE OF THE WORK WITH THE COMPANIES.

It expressly authorises the Finance-Lessor:

- to be sent directly by the Finance-Lessee's insurers the policies that it has taken out pursuant hereto. Should the Finance-Lessor make use of this option, this fact shall not be considered as interference by it in the taking out of said policies

- to send the Finance-Lessee's insurers a copy of the commitment letter's insurance appendix

* Should the Finance-Lessee fail to satisfy these insurance obligations and, in particular, should its insurers refuse to formalise the "Appendix M" certificate, to reduce or terminate guarantees, the Finance-Lessee may be given notice, by registered mail with acknowledgement of receipt, to produce, within eight days, a certificate that conforms to the model furnished by the Finance-Lessor. It shall be informed that should it fail to do so, the insurance shall be implemented by the Finance-Lessor, pursuant to the lease's stipulations.

* After this eight-day period, the building shall be insured by the Finance-Lessor within the framework of its contract, in which case Gras Savoye will furnish the guarantees.

IN THIS CASE, THE INSURANCE PREMIUMS WILL BE RE-INVOICED TO THE FINANCE-LESSEE IN ADDITION TO ITS RENT PAYMENTS.

C) Finance-Lessee's responsibility in taking out the insurance

Given that the Finance-Lessor cannot-- based on the actual characteristics specific to each of the buildings that it leases-- determine itself the amount of the capital that should serve as the basis for each of the policies to be taken out in order to ensure that the aforementioned guarantees are obtained, it is expressly agreed that the guaranteed amounts will be determined between the insurer and the Finance-Lessee, under the latter's sole responsibility. Said amount cannot be less than the replacement value amount, including expenses and fees.

The Finance-Lessee shall assume vis-a-vis the Finance-Lessor all of the consequences that could result, in particular if there is no insurance coverage or insufficient insurance coverage, as well as in the case of an error, omission or intentional failure to disclose in the declarations made to the insurers.

As a result, if the amount of the compensation paid by the insurers following any loss is insufficient to cover the complete pecuniary reparation of the damages caused by this loss, in particular:

         - because the risk whose occurrence caused the damage is not insured by the Finance-Lessee for any reason whatsoever,

         - or because the amount of the capital guaranteed by the policies taken out is less than the amount that should have been taken out in order for this compensation to provide said complete reparation,

         - or because this amount is insufficient, the insurers, for any reason whatsoever, only pay compensation that is less than the compensation to which the beneficiary is entitled from said insurance,

         - or because the excesses are charged by the insurer(s) to the beneficiaries of the compensation.

the tenant shall be liable vis-a-vis the Finance-Lessor for the difference between the amount of the complete pecuniary reparation of the damages caused by said loss and that of the compensation paid by the insurers.

III - FINANCE-LESSEE'S OBLIGATION IN THE EVENT OF A LOSS

* The Finance-Lessee must notify the Finance-Lessor in writing, within forty-eight hours of its occurrence, of any loss suffered or caused by the premises that are the object of the lease. The Finance-Lessee must also, in the conditions and within the time frames stipulated by each insurance policy, make any necessary declarations to the insurers: the Finance-Lessor, to the extent necessary, hereby authorises it to make these declarations. THE FINANCE-LESSEE UNDERTAKES NOT TO INITIATE ANY PROCEEDINGS OR ACTIONS AGAINST THE FINANCE-LESSOR IN RESPECT OF THE LOSS.

* It must also due whatever is necessary in order to obtain from the insurers the rapid payment of compensation, either on its own behalf, or on behalf of the Finance-Lessor, which hereby gives it all necessary authorisations for this purpose, to carry out any steps and any formalities, to request any expert's reports, and to attend any expert's inspections. Should any related problems occur, it may initiate any legal proceedings or exercise any coercive measures and steps.

* However, in the case of legal proceedings, the Finance-Lessor must FREE be notified by the Finance-Lessee of any action undertaken, whether as plaintiff or as defendant. In this case, the Finance-Lessor shall have a casting vote with respect to the choice of the attorney, who may not be designated by the Finance-Lessee without the Finance-Lessor's consent. Any and all fees, expenses and charges, including attorney's fees and the fees of an architect or a consultancy bureau approved by the Finance-Lessor to monitor the legal expert's work, that are due as a result of the fulfilment of the aforementioned obligations shall be paid directly by the Finance-Lessee.

* The Finance-Lessee shall exonerate the Finance-Lessor of any court rulings against the latter if said policies do not offer a guarantee or do not offer a sufficient guarantee, and, more generally, in the case of a refusal of a total or partial guarantee on the part of the insurer. In addition, it shall pay the fees and expenses, if any, that the Finance-Lessor has incurred for its defence.

* In the event of a loss that sets in motion the application of the construction insurance policies (Contractor's All Risks policy or Damages to Works policy), the Finance-Lessee also undertakes to reconstitute the guarantee, at its exclusive expense, such that the amount of the guarantee is at least equivalent to what it was prior to the occurrence of the incident and provided, in any case, that it is sufficient to allow for a complete reconstitution of the premises that are the object of the lease, and to furnish proof thereof to the Finance-Lessor as soon as requested by the latter.

* REGARDLESS OF THE CIRCUMSTANCES, the compensation paid following any loss shall first be collected by the Finance-Lessor, which shall then be responsible for repaying said compensation to the Finance-Lessee, subject to the provision of proof of the complete performance of the work and presentation of the invoices paid.

The Finance-Lessee must also pay the Finance-Lessor the loss's management expenses, which shall be ONE percent (1%) of the amount of the loss, but cannot exceed THREE THOUSAND, EIGHT HUNDRED EUROS (E.3,800), excluding value added tax.

ARTICLE 18 - LOSSES - RECONSTRUCTION

This Article's stipulations are made subject to the express reservation of the application of the implementing documents governing the building estate mentioned above.

A- PARTIAL LOSS

By derogation to the provisions of Article 1722 of the Civil Code, partial obstruction, including by act of God or force majeure, of the leased building, shall not entitle the Finance-Lessee to request the termination of the lease or the payment of any compensation.

The Finance-Lessee shall be required to restore the damaged premises, at its exclusive expense and risk, after having obtained the necessary administrative authorisations.

The Finance-Lessor shall repay the Finance-Lessee, based on proof of the work carried out, any compensation that it collects on the insurers or any entity whatsoever, less, however, any taxes and charges on said compensation.

If the restoration work is not carried out as a result of a failure to obtain the necessary administrative authorisations, the Finance-Lessee may:

* request the lease's termination, without waiting for the expiration of the minimum period referred to in Article 3 above, and subject to the payment to the Finance-Lessor of compensation equal to the entire price, stipulated below in
Article 32, of the building's sale's referred to in Article 31, determined on the date of termination,

* or exercise the promise to sell granted to it, in the conditions stipulated in
Article 31, and in exchange for the price stipulated in Article 32,including prior to the expiration of the minimum period stipulated hereunder,

* or continue this lease on the usable part of the building. In this case, the Finance-Lessee must pay the Finance-Lessor compensation representing the building's depreciation, determined on the date of the incident by joint agreement between the parties or, in the absence of such an agreement, the opinion of the expert designated by either party.

The rent amount shall be reduced in proportion to the amount of this compensation (net of any applicable charges and taxes) in relation to the price stipulated in Article 32 below of the sale of the building promised to the Finance-Lessee, determined on the date of the payment of said compensation. The selling price stipulated in Article 32 shall itself be reduced by the amount of compensation received (net of any applicable charges and taxes).

These reductions shall take effect as of the date of the payment of the compensation by the Finance-Lessee, rather than as of the date of the loss.

In the three aforementioned cases (termination of the lease, early exercise of the promise to sell, or continuation of the lease on the remainder of the building), if the Finance-Lessor collects compensation from the insurers or from any entity, it shall repay said compensation to the Finance-Lessee, less any applicable charges and taxes on said compensation.

B.- TOTAL LOSS

In the event of an incident giving rise to the complete destruction of the building, this lease shall be automatically terminated, but only as of the expiration of the periods stipulated below in favour of the Finance-Lessee, to exercise its option, if any, unless the Finance-Lessee expressly waives this option in writing.

However, it is expressly agreed between the parties and by derogation to Article 1722 of the Civil Code, that such termination shall give rise to the obligation for the Finance-Lessee to pay the Finance-Lessor compensation equal to the building's selling price, as stipulated in Article 32, determined on the date of the termination, plus any applicable expenses for the restoration of the plot of land after the incident (in particular, destruction and removal of remains). In exchange, the Finance-Lessor shall pay the Finance-Lessee the amount of all compensation collected from the insurers or from any entity whatsoever, less any applicable charges and taxes on said compensation.

Nevertheless, and notwithstanding the above provisions, the Finance-Lessee shall be entitled:

* to implement the promise to sell in the conditions indicated in paragraph A above.

* or (by express derogation to the provisions of Article 1722 of the Civil
Code), to continue this lease while reconstructing the premises at its exclusive expense and risk, after having obtained the necessary administrative authorisations.

The Finance-Lessee must communicate its decision within six months of the date of the incident, via a letter sent by registered mail with request for acknowledgement of receipt.

In the event that the Finance-Lessee chooses to continue the lease, the necessary administrative authorisations should be obtained by the Finance-Lessee within one year of the date of the notification of its decision. Otherwise, the lease shall be automatically terminated in the conditions stated above, unless the Finance-Lessee prefers, within said one year, to implement the promise to sell.

Regardless of the Finance-Lessee's decision, the Finance-Lessor shall pay it the amount of the compensation collected from the insurers or any other entities, less any charges and taxes applicable to said compensation.

The payment to the Finance-Lessee of any compensation due to it pursuant to the provisions of this Article 18 shall only take place after the Finance-Lessee has actually paid all amounts that it owes to the Finance-Lessor pursuant to this contract. However, the Finance-Lessor reserves the right to automatically engage in compensation between these amounts.

C- RECONSTRUCTION AUTHORISATION

In all of the scenarios referred to in paragraphs A and B above, the Finance-Lessee is required to obtain any necessary administrative authorisations. The Finance-Lessee shall also be required to obtain, if applicable, the authorisations resulting from the rules of co-ownership and/or the documents governing the zone in which the lease building is located.

D -RECONSTRUCTION - REPAIR

In all of the scenarios referred to in this Article, the reconstruction of the completely destroyed building or the repair of the partially damaged building shall be carried out by the Finance-Lessee:

* on the basis of an estimate of work and plans prepared by the Finance-Lessee, at its expense and under its responsibility,

* and under the supervision and monitoring of an architect or a technical consultancy bureau approved by the Finance-Lessor, the fees of which shall be included in the reconstruction or repair expenses.

E - PROVISIONS CONCERNING RENT

In all situations of loss in which the Finance-Lessee has decided to repair or reconstruct the leased building (and, in so doing, has decided to continue the lease), the Finance-Lessee shall continue to bear, during the period from the date of the incident until the actual reconstruction, all of the rent amounts, charges and ancillary amounts stipulated in this document.

In exchange, any compensation received by the Finance-Lessor from the insurers pursuant to the "Loss of Rent" guarantee or the "Deprivation of Enjoyment" guarantee (or of any other equivalent guarantee), if these guarantees have been taken out by the Finance-Lessee in the conditions stipulated in Article 17 above, shall be repaid by the Finance-Lessor to the Finance-Lessee.

                   CONTRACTING AUTHORITY DELEGATION AGREEMENT

The Undersigned,

S.F.E.A.
6, rue de la Potiere- 51450 BETHENY (France)


Hereinafter named THE DELEGATED CONTRACTING AUTHORITY or THE COMPANY

                                                           On the one hand,


SOGEFIMUR Company, a French Limited Liability company with a capital of E.55 854 600 and Head Office in PARIS (9th district), 29 boulevard Haussmann, registered in the PARIS Trade Register under number B 339 993 214, represented by M. Bruno SBALCHIERO or Mr Claude MAINBOURG and Mr Claude VERGELY or Ms Solange de CHATEAUVIEUX, acting in virtue of the authorization they were specifically granted by Mr Herve POUGIN, Assistant General Manager

                                                           On the other hand,

Prior to the agreement hereby conclude, wish to state what follows :

                                    RECITALS

In order to have the use of professional or business premises, THE COMPANY requested SOGEFIMUR, which said company agreed, to provide it lease financing for the building of such premises. The description of these premises and the respective commitments of the relevant parties have been laid down in writing in the lease contract made this day in the THIBIERGE notarial office cabinet and to which the present agreement is attached.

THE COMPANY has had all prior technical studies carried out as well as the descriptive and estimate plans and quotations of the planned premises. Once having examined these plans and quotations, SOGEFIMUR agreed to finance the building of such premises.

THE COMPANY having taken the initiative to construct the said building and also having defined its features, it appeared logical and necessary, in order to ensure the unity of designing and fulfilment, to entrust THE COMPANY with the construction of the premises acting as DELEGATED CONTRACTING AUTHORITY.

The fact that THE COMPANY may be acting as DELEGATED CONTRACTING AUTHORITY for the present agreement does in no manner imply any particular professional skill on its behalf in the building trade, but defines the function that it agrees to assume on a contractual basis for the construction of these buildings and the responsibilities that it agrees to take on contractually. This function and these responsibilities are made explicit in the articles which follow.

This having been explained, the following is agreed (all clauses being deemed rigorous, impulsive and determining):

ARTICLE 1- OBJECT

The present agreement has for object the construction of a building the features of which are laid down in the Particular Technical Specifications attached to the present agreement.

ARTICLE 2- MISSION- CONTRACTUAL DOCUMENTS

Subject to termination clauses stipulated in article 15, SOGEFIMUR hereby entrusts the DELEGATED CONTRACTING AUTHORITY with the mission of having constructed, on account of SOGEFIMUR but in its own name, the building mentioned above. It is clearly understood that this mission does not imply ANY REPRESENTATION of SOGEFIMUR as regards third parties, in such a way that the DELEGATED CONTRACTING AUTHORITY shall act in its own name but for the account of SOGEFIMUR.

The DELEGATED CONTRACTING AUTHORITY accepts this mission and undertakes as concerns SOGEFIMUR to carry out, under its own responsibility and complying with standard practices, all the works and achievements technically described in the documents produced by the Architect chosen by the DELEGATED CONTRACTING AUTHORITY and which are briefly described in the Particular Technical Specifications attached to the present agreement.

Consequently, the transactions already signed by the DELEGATED CONTRACTING AUTHORITY in its own name and for its own account, prior to the agreement with SOGEFIMUR, shall remain in its own name and shall not be in any way "recovered" in the name of SOGEFIMUR for the account of which they shall be pursued without any form of substitution. The agreements to be signed in the future shall in the same way be made in the name of the DELEGATED CONTRACTING AUTHORITY with no reference to the DELEGATING CONTRACTING AUTHORITY.

The present agreement is signed to serve the interests of both parties considering the DELEGATED CONTRACTING AUTHORITY itself has a benefit in having this building constructed which it will be entitled to purchase at the end of the commercial lease contract. The DELEGATED CONTRACTING AUTHORITY therefore irrevocably accepts this mission for which there will be no financial consideration.

Shall be considered as legally binding for the parties the stipulations included in the following articles as well as those included in the following listed documents, which the parties acknowledge having fully taken note of and accepted with no restrictions. However, should any inconsistency appear between these various stipulations, those of the present agreement shall override those of the said documents without there being any need for explicit exceptions to be expressed.

The DELEGATED CONTRACTING AUTHORITY declares that the whole set of the said documents is sufficient to enable the full and complete carrying out of the works leading to their total fulfilment according to professional standards.

A/- Particular Technical Specifications attached to the agreement

These Specifications give the expected or definite factors of the construction operation.

They MUST be signed by the Delegated Contracting Authority and by SOGEFIMUR. Should the Delegated Contracting Authority not have knowledge of the final assessed figures the day the present agreement is signed, it shall be compelled to pass them on to SOGEFIMUR as soon as they are known to it.

It is expressly agreed that :

     - the Particular Technical Specifications shall become integral part of the present agreement as from the date they are signed by SOGEFIMUR.

     - whatever the circumstances, the date the Real Estate Commercial lease contract is signed shall be the time the present Delegated Contracting Authority Agreement comes into force.

B/- Particular documents agreed to by the parties

     1. All the graphic documents concerning the list of designs fully describing the building to be constructed (architect's blueprints).

     2. The building trade rough estimate. The present estimate, as well as those mentioned in the previous chapter, have been worked out for each type of works by the Architect hired by the DELEGATED CONTRACTING AUTHORITY.

     3. The rough estimate worked out by the contractors under the responsibility of the DELEGATED CONTRACTING AUTHORITY.

All these specific documents, produced at the initiative of the DELEGATED CONTRACTING AUTHORITY and accepted by SOGEFIMUR shall be stamped and signed by the architect and/or the leading contractor chosen by the DELEGATED CONTRACTING AUTHORITY for each type of works.

C/- General type documents

     1. The general bill of materials applicable to private tenders for building- AFNOR documents, French P 03 001 standard dated 20 September, 1991.

     2. The bills of materials and the calculation rules or other specifications withheld by the Technical Texts Coordination Group as the "Unified Technical Documents-U.T.D." as published when the present was produced and, for new articles, the CSTB technical notes.

     3. The full set of French AFNOR technical standards and particularly those included in the "Recueil des Ensembles et Elements Fabriques" (Manufactured Sets and Parts Handbook) updated the month prior to being submitted.

D/- Building permit file

The DELEGATED CONTRACTING AUTHORITY has given in (or shall give in) to SOGEFIMUR the copy of the documents mentioned in the Particular Technical Specifications.

The DELEGATED CONTRACTING AUTHORITY shall give in to SOGEFIMUR a copy of all extra documents and/or modifying documents with whichever registered building permit requests it may put in along with a deposit receipt.

Furthermore, the DELEGATED CONTRACTING AUTHORITY undertakes to inform SOGEFIMUR, as soon as advised, of any legal action brought against the building permit and declares that none of such is known of at this present day.

Should such legal action be taken before official time limits expire, SOGEFIMUR in its sole appreciation of the circumstances, is entitled to suspend the effects of the present agreement and to stop all expenditure until the validity of the building permit(s) is finally recognized and without the DELEGATED CONTRACTING AUTHORITY being entitled to any compensation from SOGEFIMUR.

ARTICLE 3- ADMINISTRATIVE AUTHORIZATIONS

The DELEGATED CONTRACTING AUTHORITY shall undertake in its own name all declarations and actions and fill in all formalities in order to obtain the necessary administrative authorizations for the building of these premises and in particular, the building permit. It shall make sure that that these authorizations have been given out in compliance with prevailing rules and regulations concerning urban layouts, buildings and the security of persons and property, all in such a manner that SOGEFIMUR shall in no way be subject to pursuits for this matter.

The DELEGATED CONTRACTING AUTHORITY shall grant SOGEFIMUR full security for any adverse sentence for this reason or generally speaking for any sum which might be charged them in any way, the said sum being possibly accrued of compensatory interest at the legal rate at the time of the expenses incurred by SOGEFIMUR. The DELEGATED CONTRACTING AUTHORITY shall hand over to SOGEFIMUR a copy of all the administrative authorizations as soon as they are delivered, including all attached parts.

Furthermore, the DELEGATED CONTRACTING AUTHORITY shall respect all imposed conditions, clauses and expenses such as may be stipulated by the plot rules, the Industrial Zone regulations, etc... and particularly urbanism rules mentioned in these deeds.

Finally, the DELEGATED CONTRACTING AUTHORITY shall negotiate and agree to, in the name of and for the account of SOGEFIMUR who will give it any necessary authorizations in that sense, all the necessary urbanism conventions needed for the constructing of the building (grant or taking of easements, co-ownership agreements, setting-up of a common yard, etc...).

Should these formalities not be accomplished or the above-mentioned authorizations not be obtained, the DELEGATED CONTRACTING AUTHORITY shall indemnify SOGEFIMUR for whatever loss the latter may sustain. It shall refund this company all the sums it may be obliged to pay by court decision, and these sums may be accrued by compensatory interest worked out at the legal rate as from the date of spending, without prejudice to what is stipulated in article 15 hereinafter.

ARTICLE 4- CHOICE OF THE BUILDERS

The DELEGATED CONTRACTING AUTHORITY shall alone select the Architects and/or Design and Engineering Offices and the security/health coordinator as well as the contractors he may consider as being the most suitable for undertaking in the best conditions the planned buildings, and once having verified their professional qualification and insurance shall alone sign in his own name all the necessary contracts, discussing himself and under his single responsibility all the terms and conditions of these contracts, as well as if necessary the acceptation of the sub-contractors, whose insurance and qualification he shall also verify, even when sub-contracting is handed down.

Should the DELEGATED CONTRACTING AUTHORITY disclose to any third party with whom it has dealt (or to any other third party) the fact that it is the DELEGATED CONTRACTING AUTHORITY, it shall be compelled to specify that this qualification, which is justified by the particular features of the construction and the financing of the building, includes no representation whatsoever of SOGEFIMUR as regards third parties which shall have to directly contact the DELEGATED CONTRACTING AUTHORITY for all matters related notably to the advancement of their tasks or their settlement.

A copy certified by the DELEGATED CONTRACTING AUTHORITY of all these contracts (even sub-contracts) shall be handed over to SOGEFIMUR once they are signed. If the firms dealt with resort to sub-contracting, the DELEGATED SUBCONTRACTING AUTHORITY shall be entrusted with ensuring, under its own responsibility, that the provisions of Law n degrees 75 1334 of 31 December, 1975, on sub-contracting are respected by notably making sure that all the sub-contractors on the site have the guarantee meant for them, in such a way that the Delegating Contracting Authority shall not be liable for legal pursuits in this sense. SOGEFIMUR shall be guaranteed by the DELEGATED CONTRACTING AUTHORITY for any breach of this law on sub-contracting.

ARTICLE 5- WORKS ACCOMPLISHMENT

The DELEGATED CONTRACTING AUTHORITY shall have done, under its supervision and entire responsibility, all the works related to the construction of the building described in article 1 and shall ensure they comply in all ways with the plans and descriptions referred to in the Particular Technical Specifications.

The Architect(s) and/or Design Office(s) chosen according to article 4 shall necessarily have the mission of designing the building as well as works monitoring and accounts verification until the building is fully completed.

The coordinator's mission, prior to any survey of the project, shall necessarily comply with the provisions of Law n degrees 93-1418 dated December 31st, 1993, and its statutory instruments (n degrees 94-1159 of 26 December, 1994, and n degrees 95-543 of 4 May, 1995) and with any other later law or regulation concerning this obligation. It shall also namely refer to the decree n degrees 65-48 of 8 January, 1965, concerning particular protection and health measures applying to firms undertaking public works and all other works concerning buildings.

The DELEGATED CONTRACTING AUTHORITY shall also ensure that the works done are fully in compliance with the laws, decrees, administrative and police regulations possibly concerning the type of building meant by this agreement and, more especially, with the town-planning regulations for this particular area, the rules concerning hygiene, safety of persons and property, with the particular regulations concerning the business of the COMPANY, as well as with the expenses, conditions and obligations included in the Bill of materials for the purchase of the plot of land in the relevant Industrial zone or apportionment.

The DELEGATED CONTRACTING AUTHORITY, as defined in article 9 hereafter, shall be responsible as regards SOGEFIMUR for the obligations incumbent to persons they may have dealt with, it shall notably be answerable for the obligations and expenses resulting from the stipulations of articles 1792, 1792-1, 2, 3 and 4, 1792-6 and 2270 of the French Civil Code.

It shall then be kept responsible, as regards SOGEFIMUR, for the design of the building and the carrying-out of the works. It shall if necessary initiate in its own name and in that of SOGEFIMUR the indemnifying proceedings related to the Insurance policy for Material Damage stipulated in Article 10 hereinafter.

In the event of legal proceedings involving SOGEFIMUR, the DELEGATED CONTRACTING AUTHORITY shall alone bear the full cost of legal expenses incurred by representing SOGEFIMUR, as well as any other legal expenses related to the proceedings.

ARTICLE 6- WORKS AND STEPS TAKEN PRIOR TO THE PRESENT

It is specified that in the expectation of the signature of the present agreement, the main clauses of which had already been decided by the relevant parties, SOGEFIMUR has given a spoken agreement of principle to the DELEGATED CONTRACTING AUTHORITY allowing the latter to request the administrative authorizations mentioned in article 3 and to sign contracts and deals, and to have the works done according to the previously stipulated conditions.

It is therefore expressly agreed that the requested authorizations, the deals and contracts signed and the works undertaken by the DELEGATED CONTRACTING AUTHORITY, prior to this date, in order to construct the building identified by the present agreement, shall be deemed as having been requested, signed and undertaken under this contract and shall be subject to all of its stipulations.

ARTICLE 7- EASEMENTS

The DELEGATED CONTRACTING AUTHORITY having made his choice of the location of the building, having implemented the prior technical studies and having seen to the practical carrying-out of the works, shall alone face all the negative consequences resulting notably from ground or underground imperfections, as from property restrictions (passive, apparent or underlying, continuous or discontinuous or possibly restricting the use of the land in any manner), as well as from any prejudicial situation resulting directly or indirectly from the opening and/or the continuation of the worksite.

For this reason, the DELEGATED CONTRACTING AUTHORITY shall refund SOGEFIMUR all sums the latter may be obliged to pay any third parties as constraint, damages or immaterial prejudice (even if they are not the result of material or bodily damages) which these third parties may incur as a result of the building project. These repayments shall be accrued by the compensatory interest worked out at the legal rate for the expenses incurred by SOGEFIMUR.

ARTICLE 8- ACCESS, KEEPING AND RISKS

It is expressly agreed between the parties, such being an essential condition of the present without which they would not have come to any agreement, that:

     1. In application of the provisions of article 553 of the French Civil Code, SOGEFIMUR, the proprietor of the plot of land (or the land lessee), shall purchase all the buildings as they are set up.

     2. Notwithstanding these purchases, the risks and the keeping of these constructions shall be entrusted to the DELEGATED CONTRACTING AUTHORITY until the premises have been made available to SOGEFIMUR by the said DELEGATED CONTRACTING AUTHORITY according to the provisions of article 13 hereinafter.

Consequently, the DELEGATED CONTRACTING AUTHORITY shall be personally responsible towards SOGEFIMUR for all bodily, material and/or material damage which might be caused, until reception and waiver of all reserves, to any physical or legal person owing to the constructions or their erection.

The DELEGATED CONTRACTING AUTHORITY shall assume all the risks related to the lawfulness of the operations and of the acts already done while having the buildings erected and of those which shall have to be accomplished to fulfil this contract.

ARTICLE 9- RESPONSIBILITIES

The DELEGATED CONTRACTING AUTHORITY shall organize the building operation so that the works are carried out continuously with all necessary means and that they are fully accomplished according to the specifications, plans and quotations defined in article 2, at the very latest at the date planned in the "Worksite flow" paragraph included in the Particular Technical Specifications attached to the present agreement.

It is as such specified that the DELEGATED CONTRACTING AUTHORITY acting as the "builder" according to the meaning of article 1792-1 of the French Civil Code and entrusted with such authority :

     1. Has an absolute obligation towards SOGEFIMUR, and shall guarantee the latter, without any restrictions or reserves, full completion of the contracts made with the contractors.

         Consequently, should one or several of these contractors fail to accomplish their task, the DELEGATED CONTRACTING AUTHORITY shall cancel the contracts signed and shall, as quickly as possible but at his own risk, take on new contracts with other contractors chosen in the manner specified in article 4, so that the completion of the buildings is not delayed.

         The signing of these new contracts shall not cause any increase in the overall price stipulated in article 11. Should this not be the case and except if SOGEFIMUR expressly agrees so, the price increase shall be incurred solely by the DELEGATED CONTRACTING AUTHORITY.

         The DELEGATED CONTRACTING AUTHORITY shall take out, if it is considered necessary and at its own risks, for the account of SOGEFIMUR but in its own name, any kind of legal liability action against the defaulting contractors.

     2. Assumes towards SOGEFIMUR builder responsibilities as defined by articles 1792, 1792-2, 1792-4 and 2270 of the French Civil Code. It is also obliged to ensure proper functioning and perfect completion as defined by articles 1792-3 and 6 of this same code.

ARTICLE 10- INSURANCES

Considering the fact that the CONTRACTING AUTHORITY is sole owner of the constructions as their completion goes along, the DELEGATED CONTRACTING AUTHORITY has taken note of the following points :

1. The construction of the building shall be covered by the risk policy taken out by the SOCIETE GENERALE with AXA Corporate Solutions through GRAS SAVOYE : A DAMAGE TO BUILDINGS POLICY AND A BUILDER SUPERVISOR POLICY N DEGREES 37503 51511112 H, it being agreed that the Builder Supervisor policy is underwritten for the CONTRACTING AUTHORITY and for the DELEGATED CONTRACTING AUTHORITY.

The DELEGATED CONTRACTING AUTHORITY is sole responsible for the effective setting-up of the policies mentioned above in order to cover this building operation.

The DELEGATED CONTRACTING AUTHORITY has undertaken to promptly set up these guarantees and notably to :

     - fill in under its own responsibility the "Construction Insurance" questionnaire

     - provide GRAS SAVOYE under its own responsibility all useful information about the technical conditions of the operation (consistency and value of the existing and surrounding buildings, risk increases), prior to the beginning of the works and during the works.

     -   follow-up and be provided the insurance certificates by GRAS SAVOYE

     - send on to GRAS SAVOYE , within due time, the whole set of documents needed to set up the policies :

                                                 - the technical description and
                                                 the rough estimate of the cost
                                                 of the works

                                                 - the names of all the
                                                 participants in the
                                                 construction

                                                 - the decennial builder
                                                 capitalization insurance
                                                 certificates in force et the
                                                 time of the beginning of the
                                                 works from the architect,
                                                 contracting authority, design
                                                 office, contractors for
                                                 building shells, foundations,
                                                 roofs, watertightness.

     FAILURE TO PRODUCE THESE CERTIFICATES, TWO MONTHS AFTER RECEPTION AT THE LATEST, BEING AN INCREASED RISK FOR THE INSURER, WILL OBLIGE THE CLIENT TO PAY AN EXTRA PREMIUM OF 100 % OF THE CHARGE, IN ORDER TO COMPENSATE THE INCREASE IN RISK (THE AMOUNT OF THIS EXTRA PREMIUM SHALL BE INCLUDED IN THAT OF THE FINAL PREMIUM).

                                                 - the reception statements and,
                                                 if necessary, the suppression
                                                 of any reserves

                                                 - the estimate of the overall
                                                 cost

                                                 - the final account statement
                                                 after acceptance of the work
                                                 done, OTHERWISE GRAS SAVOYE
                                                 SHALL BE ENTITLED TO CALCULATE
                                                 THE PREMIUM BASIS WITH A 20 %
                                                 INCREASE AS COMPARED TO THE
                                                 KNOWN PREMIUM BASIS.

The amount of the premiums and of any increases of these shall be settled by the CONTRACTING AUTHORITY to AXA C. S. and become part of the basis for the calculation of the lease payments (or re-invoiced on top of the payments).

Considering there is no insurance policy on the market offering coverage for all risks related to building, the underwriting of these policies shall by no means free the DELEGATED CONTRACTING AUTHORITY even partly from his absolute obligation towards the CONTRACTING AUTHORITY, nor from any other obligations taken on as LESSEE in this deed.

The DELEGATED CONTRACTING AUTHORITY shall, in case of loss, deal with any difference between the full reconstruction cost of the buildings and the amount paid by the insurers.

2 - FURTHERMORE, THE DELEGATED CONTRACTING AUTHORITY HAS PROMISED TO TAKE OUT FOR ITSELF AND FOR THE CONTRACTING AUTHORITY :

                                    * A COMPREHENSIVE WORKSITE POLICY, covering
the works for repairs of any kind that the building may need.

The guarantee shall specifically not be dependant upon the responsibility of the participants being implicated, and they shall all be considered as insureds.

The coverage shall be granted for the duration of the works and until their acceptance or the handing-over and then for a one-year maintenance period.

The amount insured shall be sufficient to allow the restoring of the buildings at any time.

The deductible shall not exceed E.7 600 per loss.

The coverage shall also be extended to the material damage caused to existing buildings if the works are done on an already existing building.

THE DELEGATED CONTRACTING AUTHORITY ACKNOWLEDGES HIS ATTENTION HAS BEEN ESPECIALLY CALLED UPON THE NEED TO PROVIDE A COVERAGE FOR THE FINANCIAL EXPENSES INCURRED BY ANY LOSS COVERED BY THE COMPREHENSIVE WORKSITE POLICY, AND
INCLUDING:

1 - Either the amount of extra interest named "pre-rental expenses" until the commercial lease contract is implemented, cashed by the Contracting Authority LESSOR, by way of the sums already spent on account of the Delegated Contracting Authority at the date of the loss, or that it shall be compelled to spend on the evidence of reports or invoices produced prior to the loss.

2 - Either the financial loss incurred by the Delegated Contracting Authority, the future tenant, once having paid fees and expenses out of its own cash (before the commercial lease contract is implemented).

3 - Either the combination of the final costs mentioned in the two above chapters if the pre-financing is done jointly by the Contracting Authority and the delegated Contracting Authority,

and which would result from a delayed handing-over of the building to the Contracting Authority, thus deferring the implementing of the commercial lease contract.

                                    * A CIVIL LIABILITY POLICY FOR
                                    "WORKS/FOLLOW-UP"

offering coverage for the consequences of the liability that the contracting party and/or the CONTRACTING AUTHORITY might incur towards other parties, related to the worksite, for the time legal responsibility lasts.

                                    * THE DELEGATED CONTRACTING AUTHORITY HAS
                                    ALSO UNDERTAKEN TO :

     - pass on to the CONTRACTING AUTHORITY the certificates for the above-mentioned policies (Comprehensive Civil Liability and Civil Liability for Works and their follow-up) PRIOR TO ANY PAYMENT BY THE CONTRACTING AUTHORITY.

     - Accomplish all formalities with the Insurers in order to take out the insurance policies described in the paragraphs above, according to the warrant given the DELEGATED CONTRACTING AUTHORITY by the CONTRACTING AUTHORITY.

     - provide, under its own responsibility, all necessary information to the insurers.

     - make all declarations to the companies as provided so in the policies, regarding works being carried out and their acceptance.

     - directly pay the Insurers the premiums and premium adjustments resulting from the final total cost of the construction as well as all related expenses and taxes, including extra premiums, costs and duties. The taking out by the contracting party of the insurances mentioned in the chapters above shall by no means exempt it, even partly, of the absolute obligation it has towards the CONTRACTING AUTHORITY.

     - make its personal affair in case of loss of any difference between the cost of total reconstruction of the buildings and the payments made by the insurance company.

     - Should it finally appear that the insurer approached by the DELEGATED CONTRACTING AUTHORITY refuses or is not in a position to guarantee the building in the above-specified conditions, and to produce the relevant certificate, the CONTRACTING AUTHORITY is immediately authorized to set up the necessary insurances, by resorting to the Comprehensive Worksite group policy n degrees 37503 5151110 F, taken out by SOCIETE GENERALE and to include the amount of the corresponding premiums in the basis of the commercial lease.

ARTICLE 10b- QUALIFICATION OF THE FIRMS

The DELEGATED CONTRACTING AUTHORITY shall ensure that all the persons with whom it shall deal in order to construct the building, including the technical controller, the designers and contracting authorities and the security/health coordinator:

     -   are qualified for the work they are to carry out,

     - have taken out a decennial Liability insurance, in compliance with their obligations resulting from Law n degrees 78.12 of 4 January, 1978,

     - have taken out an insurance covering their civil contractual, professional liability as well as for offences and technical offences, owing to bodily, material or immaterial damages sustained by contracting and third parties, in the course of their professional activity, during and after the works for as long as their legal responsibility lasts,

     - produce prior to the opening-up of the site all necessary certificates giving evidence of the signing of the above-mentioned policies and of the payment of the relevant premiums.

The DELEGATED CONTRACTING AUTHORITY shall demand any sub-contractor to produce the same documents, even if the sub-contracting is further handed down.

The DELEGATED CONTRACTING AUTHORITY also undertakes to pass on to the insurance companies the declarations specified in these policies during the works, at the time of their acceptance and after acceptance.

ARTICLE 10c- CONTROL

Should a technical control become necessary owing to the type or the size of the works, notably in reason of the provisions of article R 111.38 of the French Construction Code, the DELEGATED CONTRACTING AUTHORITY shall accomplish, under its own responsibility, the necessary formalities with the verification organism of its choice.

The technical control shall also be done if the cost of the works and the fees exceeds the sum of E.1.5 million (tax exclusive).

ARTICLE 11- COST OF THE WORKS

The parties settle upon the total cost of the building as defined in the commercial lease contract to which the present agreement and appendixes refer and as it appears in the technical descriptions and the rough estimate listed in the Particular Technical Specifications, which shall be a maximum amount thereby specified in article II 2-a). This maximum amount shall include all the construction works as mentioned in the above documents, all the connecting expenses and duties, all the fees (surveyor, architect, control office, design office, coordinator...), various duties, the costs of any price changes and, generally speaking, accessories of any kind.

It is the responsibility of the DELEGATED CONTRACTING AUTHORITY to make sure that all the contracts and deals signed in its name but on account of SOGEFIMUR in order to have the constructions done remain within the limits of the maximum amount.

ARTICLE 12- PAYMENT OF THE COST

The construction works, actually done and invoiced by the contractors to the DELEGATED CONTRACTING AUTHORITY, shall be settled by the latter, according to what is agreed in the contracts.

Contractor settlement guarantee : the DELEGATED CONTRACTING AUTHORITY shall make a personal affair of the relationships with the contractors it deals with, and shall satisfy the obligations resulting from the provisions of article 1799.1 of the French Code Civil, so that SOGEFIMUR has no pursuits to fear.

The works already existing at the time the present agreement is signed and already invoiced to THE COMPANY by the contractors shall be re-invoiced with VAT to SOGEFIMUR by the DELEGATED CONTRACTING AUTHORITY. A copy of the situations or reports of verified and completed works in the same conditions as specified in the following paragraphs shall be attached to this re-invoicing.

The DELEGATED CONTRACTING AUTHORITY, acting as opaque middle-man in the sense of article 256 V of the French General Tax Code, shall pass on to SOGEFIMUR according to the planning included in the appendix to the present agreement, a "report with invoice value" summarizing the total tax-exclusive cost of the works it has already settled the contractors plus VAT.

     o This report shall be sent to SOGEFIMUR, along with a copy of the situations or the papers for the works and delivered by the contractors, verified and signed for agreement by the architect or the Contracting Authority.

     o The copies of the situations, papers or invoices shall necessarily be completed by evidence of purchases for the spent sums:

     - either a formal written original agreement on the invoices, situations or fee notes by the relevant supplier, being dated, signed and stamped by the contractor,

     - either a copy of the check or the money transfer order and of the bank statement giving evidence of the payment,

     - either certification for SOGEFIMUR on paper with the supplier's heading that the payment has been made and releasing SOGEFIMUR from any obligation as regards this invoice, situation or fee note (according to the model provided by SOGEFIMUR).

Furthermore, a Banker's Identity Card shall be enclosed by the DELEGATED CONTRACTING AUTHORITY with the first invoice or note.

The settlement of the note shall be done by SOGEFIMUR within 15 days of receipt of the above-mentioned documents.

No supply of material or equipment, or of labour services alone shall be paid for.

The final report shall be sent at the latest 3 months after the Handing Over defined in article 13 following. If this report is not provided, the final setting up shall take place in function of the amounts actually paid at that time.

In no case shall the DELEGATED CONTRACTING AUTHORITY be entitled to request SOGEFIMUR to settle the difference between the final tax-exclusive cost of the works done and the tax-exclusive maximum cost mentioned in the Particular Technical Specifications, should the cost of the works actually done be lesser than this maximum cost.

The settlement made at the time of the final report will include the contract holdback agreed to with the contractors. It shall be the responsibility of the DELEGATED CONTRACTING

AUTHORITY to pay this contract holdback when lifting the reserves. Up until this settlement, the DELEGATED CONTRACTING AUTHORITY shall report for the sums thus received. This last settlement may be reduced by the amount of the extra premiums owing to the insurances and mentioned in article 10- Insurances.

The DELEGATED CONTRACTING AUTHORITY shall communicate to SOGEFIMUR, as the works go ahead, all the site notes and the various reports concerning the conception and the realization of the works.

SOGEFIMUR shall be entitled at any time and in all respects to verify the works done under the guidance of the DELEGATED CONTRACTING AUTHORITY. The latter undertakes to facilitate the mission of SOGEFIMUR representatives, notably by granting them free access to the site and by allowing them to consult any documents related to the building operation; they shall also be entitled to have copies of these documents at the expense of the DELEGATED CONTRACTING AUTHORITY.

The verification done by SOGEFIMUR shall by no means lighten the absolute obligation of the DELEGATED CONTRACTING AUTHORITY and shall in no case create any particular responsibility for SOGEFIMUR or its representatives.

ARTICLE 13- WORKS ACCEPTANCE AND HANDING-OVER OF PREMISES

Once the construction work is completed, the DELEGATED CONTRACTING AUTHORITY, with the help of its architect or contracting authority, shall proceed to the works acceptance from the contracting firms involved.

SOGEFIMUR shall be advised by registered mail sent to its office by the DELEGATED CONTRACTING AUTHORITY at least 10 days in advance prior to the acceptance and shall be entitled, if that is deemed necessary, to be present as an observer and to receive all reports.

This works acceptance shall be put down in writing as many times as shall appear necessary and shall stand for transfer of keeping of the site from the contractors to the DELEGATED CONTRACTING AUTHORITY.

The day of the works acceptance and if SOGEFIMUR is present, or at any later date agreed upon between the DELEGATED CONTRACTING AUTHORITY and SOGEFIMUR, the building shall be visited in order to verify the compliance between the completed building and the specifications agreed to in the present contract.

The noting of the good performance of the works specified by the contracting authority delegation contract shall be materialized by a certified written statement signed by SOGEFIMUR and which shall be worthy of the handing-over of the premises.

If the opening date to the public (for premises open to the public) or the starting-up date of the building precedes the handing-over date but is later than the acceptance date, SOGEFIMUR reserves the right to set the departure of the rental at this handing-over or acceptance date.

The fact that THE COMPANY does not dispute this statement by registered mail shall be legal evidence, as a future tenant, of the full completion of this building for the use it is intended for.

This statement can only be made if the following conditions are fulfilled:

     1. The building permit with any amendments has been obtained and can be considered as definite.

     2. The building is fully completed according to the plans accepted by the contracting parties and to this definite building permit (or its amendments).

     3. The building appears to comply with the contractual commitments undertaken according to the lend-lease contract, the present agreement or the CSTP, according to the statement made the representative of SOGEFIMUR.

     4.  The premiums related to the various insurance policies defined in article 10, taken out by the contractors as well as by the DELEGATED CONTRACTING AUTHORITY have been paid in full and the relevant certificates provided to SOGEFIMUR.

     5. Evidence has also been given to SOGEFIMUR of the taking out by the DELEGATED CONTRACTING AUTHORITY of property and civil liability insurances stipulated in the appendix to the letter of commitment referred to in the summary.

     6. If the building is meant to be open to the public, SOGEFIMUR shall have been given a copy of the report of the visit of the safety commission and of the authorization to open signed by the Mayor of the town (or of the declaration of opening for buildings subject to such a declaration).

During the year following the works acceptance date, the DELEGATED CONTRACTING AUTHORITY shall undertake to have all disorders noted in the reception report put into order.

ARTICLE 14- COMPLIANCE

Within 8 days following the acceptance defined in article 13 above, the DELEGATED CONTRACTING AUTHORITY shall deposit unto the relevant administrative body the legal works completion statement officially stamped by the architect in charge of the operation.

He shall pass on to SOGEFIMUR a copy of this document and of the deposit receipt.

The DELEGATED CONTRACTING AUTHORITY shall immediately inform SOGEFIMUR the compliance certificate has been issued and shall send SOGEFIMUR this document with no delay.

Should the certificate be refused for any particular reason, the mission entrusted to the DELEGATED CONTRACTING AUTHORITY by the present agreement shall be considered as having not been fulfilled.

The DELEGATED CONTRACTING AUTHORITY shall then be in the obligation to have done immediately, under its own responsibility and at its own risks and perils, all the necessary works to have the buildings in compliance with the provisions of the final building permit (or of any other document replacing the latter).

He shall also refund SOGEFIMUR, on its first request, any expenses incurred as penalty, constraint or otherwise, notably owing to the revision of the fiscal status of the land purchase, and the said repayments shall be accrued by compensatory interest worked out at the legal rate as from the date of the expense.

As soon as the buildings have been set up to the final building permit standards and the compliance certificate delivered, another visit with the DELEGATED CONTRACTING AUTHORITY and SOGEFIMUR will be organized and a new report according to the stipulations of article 13 above shall be produced. These formalities shall have no effect on the lease contract which will have commenced as from the date of handing-over of the building as provided by article 13.

ARTICLE 15- DEFEASANCE CLAUSE

The present agreement shall be cancelled ex officio should SOGEFIMUR decide so :

     1. In the case where -except for force majeure- the construction work is not completed by the deadline specified in article 9, i.e. at the date specified in the "Worksite Progress" paragraph, included in the Particular Technical Specifications attached to the present agreement.

     2. In the case of even partial non-accomplishment by the DELEGATED CONTRACTING AUTHORITY of any one of his obligations specified in the present agreement.

Such a cancellation shall take place without any legal formalities 15 days after the DELEGATED CONTRACTING AUTHORITY has received formal notice followed by no or only partial effects, the said notice including a declaration by SOGEFIMUR that it wishes to resort to the benefit of the present clause, it being understood that any offer to undertake made by the DELEGATED CONTRACTING AUTHORITY once the 15-day period has expired shall be of no effect.

In such a case, the cancellation of the present agreement according to the above conditions, shall cause the ex officio payment to SOGEFIMUR by the DELEGATED CONTRACTING AUTHORITY of a compensation sum equal to the total of the following items:

     a- Eventually the purchase cost of the land by SOGEFIMUR as agreed in the commercial lease contract mentioned in the summary. This cost shall be increased by the expenses, duties and fees burdening the purchase cost and by all the charges, whatever they may be, incurred by SOGEFIMUR as regards this piece of land.

     b- The amount of the sums paid by SOGEFIMUR for work expenses, works or constructions, completed or not, carried out on the land at the time of the cancellation of the present agreement.

     c- A commission for initial expenses equal to 1 % of all tax-exclusive expenses carried out by SOGEFIMUR.

     d- The rents due in advance specified in the memorandum of agreement, owing and not yet paid by THE COMPANY.

The anticipated rents already paid by THE COMPANY shall be considered as definitely the property of SOGEFIMUR.

This compensation, expressly agreed upon outside the rules of article 1 231 of the French Civil Code, shall be considered as standard damages meant to make good for the prejudice sustained by SOGEFIMUR owing to the non-completion of the operation and shall therefore not be reduced for any reason whatsoever.

Once having settled the amount of this compensation, the DELEGATED CONTRACTING AUTHORITY shall, for a period of 2 months beginning at the cancellation date, be entitled to eventually purchase the piece of land bought by SOGEFIMUR, as well as the buildings thereon, whether completed or not, for a price equal to the total of the sums specified in paragraphs a/, b/, c/, and d/ above.

Should the DELEGATED CONTRACTING AUTHORITY make use of this purchasing faculty, the amount of the compensation it has paid, as stipulated above, shall be applied to the sales price, but all the associated extra charges shall be paid by the DELEGATED CONTRACTING AUTHORITY.

ARTICLE 16- COMING INTO FORCE

According to the provisions of article 2 A above, the present agreement shall come into force at the time of the signature of the Real Estate Commercial Lease contract and shall come to an end at the time of delivery by THE COMPANY of the compliance certificate issued by legal authorities to SOGEFIMUR at its above-mentioned Head Office.

ARTICLE 17- ADDRESS FOR NOTIFICATION PURPOSES

For the execution of the present, for which all related expenses will be charged the DELEGATED CONTRACTING AUTHORITY, residence is elected by the latter and by SOGEFIMUR at their respective Head Offices mentioned above.

                                                 Done in three copies in Paris,
                                                 On 21 October of 2002.


THE DELEGATING CONTRACTING AUTHORITY

                                            THE DELEGATED CONTRACTING AUTHORITY
                                                        SOGEFIMUR



SOGEBAIL / SOGEFIMUR

                       PARTICULAR TECHNICAL SPECIFICATIONS
              Attached to Contracting Delegation Agreement dated :

                                      File n(degrees)         800175
Client name:  SFEA  SA

Address:      6, rue de la Potiere 51450 BETHENY  (France)


                                Type of operation


Industrial premises   X            Warehouses                 Offices

Shops                              Hostelry                   Clinics

Old people's home                  Teaching                   Other


                                  Location/site

Address:                 ZAC LES NAUX 51450 BETHENY (France)

Land surface:   40 000 sq. meters         Real Estate Register references: Section Zs, 28 and 29.

Type of occupation right:

Purchase      X           Building lease          Joint ownership             Plot(s):

Public/Private            Industrial zone         Housing estate              Plot(s):


                                   Buildings

Administrative authorizations           Document references                         Deposit date   Delivery date
-----------------------------           -------------------                         ------------   -------------
Demolition permit

Building permit                                   PC 5105501J1027                   18/07/01       31/12/01
Amendment/transfer
                                        Under way, decision project came in         09/07/01
Classified premises                     beginning of September 2002

Surface areas:

Gross out of alignment surface:        14 671 sq. meters
Net out of alignment surface:          14 599 sq. meters


                                      WORKS

                                  Participants

Contractors:                                       List attached

Architect (design):

Architect or contracting authority (works follow-up): GNAT -see attached list for address

Control office:                              CEP Veritas- see attached list for
                                                          address

Prevention/ Safety/ Health Coordinator:

Other (design Office): soil surveys + surveyor + permit = address= see attached list


Building insurances:    SG Group contract   X  Company: see attached description
                        SG extra contract   X  Company: see attached description


                      Overall tax-exclusive costs in euros

                                              Comments: see attached description


City planning taxes (local equipment tax, CAUE, connections)         143 651
Road maintenance                                                     778 378
Construction                                                       4 988 486
Technical fees                                                       461 870
Building insurances                                                   88 460
Miscellaneous
                                                                   ---------

TOTAL TAX-EXCLUSIVE COST                                           6 460 845
                                                                   ---------

                   Maximum tax-exclusive cost:                     6 298 956

WORKS COST ACCEPTED WITHIN THE CONTRACTING DELEGATION AGREEMENT

Worksite progress:

                    Beginning of the works                          Planned end of the works
                    ----------------------                          ------------------------
                      10 January of 2002                               31 November of 2002


                           Remarks/ Attached documents

     -   Specification sheet

     -   List of participants



         The Lend-Lease Company
         The Delegating Contracting Authority
                                                 Done in 3 copies in PARIS
                                                 On 21 October of 2002


                                                 The Client
                                                 Delegated Contracting Authority



PARTICIPANTS IN THE CONSTRUCTION (amounts in euros)

a) architect and Contracting Authority

              Name and address                                 Mission
              ----------------                                 -------
GNAT                                                         plan design                                  369 580
Pole technologique Farman                                 works monitoring
10, rue Clement Ader- BP 1018                              permit request                                  14 483
51685 REIMS CEDEX

b) design, engineering consultants and soil survey offices

               Name and address                              Type of study
               ----------------                              -------------
CEBTP                                                        Soil surveys                                   7 013
Centre d'Etudeset d'Essais de Reims
10, rue Saint Hilaire
51100  REIMS

c) Technical Control, CSPS and miscellaneous

              Name and address                             Type of study
              ----------------                             -------------
CEP VERITAS                                               L + STI controls                                 27 308
Cente Administratif France
41, Chemin des Peupliers BP 100
69573 DARDILLY CEDEX

           Name and address                       Type of study
           ----------------                       -------------
SCP Barnier                                       Land surveyor                                               335

M.  MOREELS                                   investigation officer                                           465

                                               safety coordination                                         42 686

                  TOTAL TECHNICAL FEES                                                                    461 870

d/ Contractors- Allocated plots

                 Name and address                             Type of study
                 ----------------                             -------------
SCREG Reims agency                                              earthwork                                 778 378
Rue Modeste Goulet- BP 120                                   road maintenance
51054 REIMS CEDEX

SPIE THOURAUD  BP 2759                                      main building work                          1 606 124
136, rue Leon Faucher
51065 REIMS CEDEX

DISTRILAB HATRY                                              supply of fluids                              75 921
Rue du Colonel Charbonneaux
51100  REIMS

HAAS WEISROCK                                                timber framework                             496 858
7, rue Jean Jaures
88580  SAULCY SUR MEURTHE

GIBEAUX                                                      metal framework                               99 092
Vavray le Grand  BP 226
51300  VITRY LE FRANCOIS

SOPREMA                                                     waterproof barding                            886 226
19, rue Gabriel Voisin  BP 338                                   roofing
51688  REIMS CEDEX 2

TEMA TECVER                                                internal separations                           414 232
Rue Anne-Marie Terriere  BP 443                                locksmithing
51012 CHALONS EN CHAMPAGNE CEDEX

MANUREGION
142, rue Leon Faucher                                        sectional doors                               45 170
(illisible)

KONECRANE
27, rue de la Burette                                        rolling bridges                               43 000
45800  SAINT JEAN DE BRAYE

SEEI
50, rue du Commerce                                        electrical fittings                            638 000
51350  CORMONTREUIL

FORGEL
16, rue Pierre Salmon
BEZANNES BP 130                                                  heating                                  260 490
51434 TINQUEUX CEDEX

GAYET
ZI du Moulin de l'Ecaille  BP 62                                 plumbing                                  86 750
51432 TINQUEUX CEDEX

SOFFI                                                          plasterwork                                154 000
1, rue des Dames de France  BP 11
51390  GUEUX

TECHNIQUES REVETEMENTS
60, rue Emile Nivelet  BP 915                               earthenware tiling                             88 000
08004  CHARLEVILLE MEZIERES CEDEX

APE
60, rue Emile Nivelet  BP 915                                   paintwork                                  29 500
08004 CHARLEVILLE MEZIERES CEDEX

ALCATEL
6, rue Leon Patoux  BP 1045                                     telephony                                  31 000
51688 REIMS CEDEX

Euro Quartz
                                                              access control                               29 124
Supplier unknown to this day
                                                                signalling                                  5 000

WORKS TOTAL                                                                                             5 766 865

E/ miscellaneous expenses

           Name and address                       Type of study
           ----------------                       -------------
Tresor Public (Tax Office)                   Taxe Locale d'Equipement                                     112 412
Rue Modeste Goulet  BP 120
51054 REIMS CEDEX

CCAR                                               Water supply                                             4 079
                                                Sewage connection                                           7 768
                                              Rain water connection                                         9 197

Electricite de France                       Electrical main connection                                      8 007

Gaz de France                                  Gas main connection                                          2 188

CGU                                    Worksite and contactor's insurance.
                                         Master SFEA SA insurance policy
                                                                                                           15 285

AXA                                      Insurance for material damage                                     73 175
                                                  Insurance

TOTAL MISCELLANEOUS EXPENSES                                                                              232 111


SUM TOTAL                                                                                               6 460 846

                                    CHAPTER V

                       TERMINATION OF THE COMMERCIAL LEASE

Article 25- Termination by the FINANCE-LESSOR

Should any one of the obligations of the FINANCE-LESSEE resulting from the present contract not be fulfilled, the commercial lease shall terminate ex officio and without resorting to any legal formalities if the FINANCE-LESSOR so wishes, two months after the FINANCE-LESSOR has been delivered notice to pay or a summons, remaining fully or partly without effect, and including the declared intention of the FINANCE-LESSEE to resort to the present clause, it being understood that any offer to pay or to comply made once the two-month period has expired shall remain without any effect.

In such a case, the FINANCE-LESSEE or his assignees may be evicted by an urgent proceedings order given by the President of the Regional Court, immediately enforceable notwithstanding any application to set aside or appeal proceedings.

The FINANCE-LESSEE shall then immediately return the rented premises to the FINANCE-LESSOR, in a proper state of repair and maintenance, and provide evidence of having settled all taxes, duties and expenses and insurance premiums.

He shall also pay the FINANCE-LESSOR, as well as any unpaid rent, the compensation for termination stipulated in article 28 hereinafter.

Article 26 -Receivership or legal liquidation- Dissolution of the Finance-Lessee

In the case of collective proceedings brought against the Finance-Lessee, and providing the stipulations of articles L 620-1 and following of the New French Commercial Code (codified pursuant to Law n degrees 85-98 of 25 January, 1985) and Law n degrees 94-475 of 10 June, 1994 prevail, the present commercial lease may be terminated at the request of the FINANCE-LESSOR.

In the case of dissolution of the Finance-Lessee company, the present commercial lease shall be terminated only if the FINANCE-LESSOR requires that should be.

In any one of these cases, this termination shall lead to the ex officio payment by the FINANCE-LESSEE of the compensation for termination stipulated in article 28 hereinafter.

Article 27- Failure to obtain the certificate of conformity

The FINANCE-LESSEE undertakes to show proper diligence in order to obtain the certificate of conformity required by building permit regulations within two years as from the completion of the construction works, as mentioned in the contracting authority delegation agreement.

If the Administrative Authorities suspend the delivery of this certificate to the realization of modifying or of extra works, the FINANCE-LESSEE shall undertake them at its own expense, so that the certificate of conformity may be obtained within the above-mentioned two-year period.

Once this two-year period has expired, the FINANCE-LESSEE shall be liable towards the FINANCE-LESSEE of a compensation amounting to a set cost of one per cent of the prevailing yearly rent per month overdue.

The failure to deliver the certificate of conformity shall not be put forth, either by the FINANCE-LESSEE or the FINANCE-LESSOR, as a reason for termination.

However, should the termination of the commercial lease be decided for any other reason on the request of either party, and especially for the failure of the FINANCE-LESSEE to settle the fixed compensation stipulated above, the cost of compensation for termination shall be increased according to the provisions of article 28 hereinafter.

In all cases, the FINANCE-LESSEE shall be liable for any fiscal adjustments the FINANCE-LESSOR might be charged should it be considered that he has not fulfilled his commitment to build in the conditions and within the time-limit stipulated by article 691 of the French General Tax Code.

Article 28- Compensation if the commercial lease is terminated

The termination for any reason whatsoever of the present commercial lease before the agreed term, and especially pertaining to the clause included in article 25 above or for any other reason mentioned or not in the present agreement, including termination at the request of the FINANCE-LESSEE, shall oblige the FINANCE-LESSEE to pay, ex officio and without any kind of legal formality, a compensation sum according to the selling price, which shall be mentioned in article 32 hereinafter, and due at the date of the actual termination.

Being a fundamental condition of the present agreements, such a compensation which is related to the particular features of a commercial lease, shall be considered as basic damages meant to make good for the prejudice sustained by the FINANCE-LESSOR owing to the early termination of the commercial lease.

However, the FINANCE-LESSEE shall not be entitled to any compensation if the termination of the commercial lease is the result of the conclusion of the promise to sell hereinafter agreed to by the FINANCE-LESSOR.

Likewise, no compensation shall be due by the FINANCE-LESSEE in the case of total expropriation.

The amount of compensation shall be equal to half the selling price in all cases of termination. It shall be raised to three quarters of this selling price if at the time of the termination of the commercial lease, the certificate of conformity of the building has not yet been delivered.

It is to be noted that the provisions included in the present article shall not replace those stipulated in article 18 above in the case of any loss related to the building, in which case the stipulations of article 18 shall expressly remain in force.

All the expenses, duties and taxes and especially value-added tax due on this compensation, which is stipulated tax-exclusive, shall be charged to the FINANCE-LESSEE.

The value of the above-mentioned compensation for termination due to the FINANCE-LESSOR shall, if necessary, be increased by the amount of the subsidies that the FINANCE-LESSOR may have to repay, partly or in total, to the dispensing public bodies.


                                   CHAPITRE VI

                            EXPROPRIATION-REQUISITION

Article 29- Expropriation of the building

A- Total expropriation

In the case of total expropriation, the commercial lease shall be terminated ex officio.

However, as from the date of the court order giving service of property transfer and until the date of actual takeover of the building by the evicting Authority, the FINANCE-LESSEE shall be due to pay the FINANCE-LESSOR an occupancy allowance equal to the rents due for that period.

Should the compensation for expropriation the FINANCE-LESSEE is awarded be greater than the selling price defined in article 32 hereinafter, as defined at the date of payment and after all taxes and duties have been deducted, the FINANCE-LESSOR shall refund the FINANCE-LESSEE the difference between these two sums.

In the opposite case, the FINANCE-LESSEE shall owe this difference to the FINANCE-LESSOR.

B- Partial expropriation

In the case of partial expropriation of the leased building, the commercial lease shall continue to have its full effects on the part of the building remaining available.

The rent shall be reduced in due proportion to the amount of the expropriation compensation, net of all taxes and duties attached to it, with the selling price defined in article 32 hereinafter, determined at the date of payment of the said compensation.

This reduction shall begin to have effect only as from the cashing of the expropriation compensation by the FINANCE-LESSOR.

The same selling price defined in article 32 hereinafter shall also be reduced by the amount of the compensation allotted (net of all taxes and duties attached to it).

C- Dispute concerning the expropriation compensation

The assessment of the amount of the compensation due in case of total or partial expropriation of the building actually being leased shall only be accepted by the FINANCE-LESSOR in the presence of the FINANCE-LESSEE, or if the latter has been duly called to appear.

The FINANCE-LESSEE shall make clear its stand on this issue no later than eight days after the period granted the FINANCE-LESSOR to accept or to refuse the expropriation compensation expires, and in any case no later than one month after having specified his intention to accept the offers made, by registered mail with confirmation of receipt. This notice by the FINANCE-LESSEE shall be given to the FINANCE-LESSOR by registered mail with confirmation of receipt.

The FINANCE-LESSEE may refuse the offers accepted by the FINANCE-LESSOR only by conforming to the instructions hereinafter.

Should a dispute arise concerning the amount of compensation, the FINANCE-LESSEE which shall receive full powers to this effect, shall undertake any necessary legal proceedings and keep the FINANCE-LESSOR informed of the proceedings by passing on a copy of all the documents produced.

In the case of total expropriation, the FINANCE-LESSEE shall only be entitled to reject the offers accepted by the FINANCE-LESSOR if it has paid the FINANCE-LESSOR within one month's time as specified in the second paragraph above, a sum equal to the residual value defined in article 32 hereinafter, determined the last calendar day of the term during which the payment was made.

In such a case and for the period the deposit lasts, no rent or compensation shall be due to the FINANCE-LESSOR. The sum deposited shall be pledged for the sums which might be due pursuant to the present agreement. The pledged sum shall not yield any interest ; it shall be considered remunerated by the FINANCE-LESSOR relinquishing all rents or compensation amounts.

For partial expropriations, any questioning of the amount of the compensation offered shall always be reserved to the FINANCE-LESSEE under the conditions stipulated above, without any obligation to deposit money or otherwise, but it remains understood that the rent reduction mentioned in the present article, paragraph B, shall only be effective once the FINANCE-LESSOR has in fact cashed the amount of the expropriation compensation.

Article 30- Requisition of the building

In the case of requisition or of total or partial occupancy of the building presently leased by any competent authority or organism during the period of the present commercial lease, the latter shall continue to have all its effects. The agreed rents shall continue to be due without any reduction. The requisition or occupancy compensation that is paid shall be entirely due to the FINANCE-LESSEE.


PART THREE

UNILATERAL PROMISE TO SELL

Article 31- Promise to sell

According to the provisions of article L 313-7 1 degrees of the French Monetary and Financial Code which relates to commercial lease operations, the present agreements must allow the

FINANCE-LESSEE, should he decide so, to become the owner of the premises presently leased.

To this effect, the representative of the FINANCE-LESSOR promises the FINANCE-LESSEE to sell him the presently leased building ; this is accepted by the representative of the FINANCE-LESSEE, but only as a promise.

The present promise to sell is granted for a period beginning at the end of the seventh calendar year following the commencement of the commercial lease and finishing at its agreed lapse.

The application shall have to be made before the commercial lease expires or during the commercial lease for the end of a calendar year, by means of a registered letter with confirmation of receipt sent to the Head Office of the FINANCE-LESSOR at least six (6) months in advance ; in order to be valid, this application must be followed within three (3) months time by the deposit in the custody of the FINANCE-LESSOR of a sum sufficient to cover the selling price and the expenses and duties related to the sale.

This promise to sell shall lapse, if the FINANCE-LESSOR so decides, should the beneficiary fail to fulfil any one of the clauses and stipulations included in the commercial lease, with no exception whatsoever.

The sale shall be granted for a price determined the day the legal deed is signed, according to the provisions of article 32 hereinafter.

The price shall be paid cash when the deed is signed.

If accomplished, the sale shall be confirmed by means of a legal deed.

The property transfer shall be subject to the payment of the total selling price and of any sum remaining due for any reason by the FINANCE-LESSEE to the FINANCE-LESSOR.

The enjoyment shall take place by the real and effective takeover of the property.

The sale shall be done at the usual legal and customary conditions prevailing in such matters.

However, in application of the provisions of article 1627 of the French Civil Code, the FINANCE-LESSOR shall provide no guarantees, even for latent defects, as an express exception to the provisions of article 1641 of the French Civil Code.

The expenses, duties and fees related to the sale shall be borne by the purchaser.

Article 32- Selling price

A- Determination of the selling price

The price of the sale promised above shall be equal to ONE EURO (E.1) at the agreed termination date of the commercial lease.

For the previous years, the selling price shall be worked out as follows :

For the fixed rent element (TEC 10 or TME)

* The selling price shall be equal to the updated value the day the sale is valid of all the sums due until the agreement expires, that is to say the residual value. This amount shall not be any less than the amount of the outstanding debts increased by 1%.

The maturity rate of return shall be equal to the rate stipulated in the agreement for this rent element, minus 2%.

For the variable element rate (EURIBOR 3 months term)

     o The selling price shall be equal to the debts outstanding on this rent element, increased by 3%.

These values shall be calculated according to the commencement of the agreement in such a manner that, assuming the basic yearly rents are collected when due, the sales price estimated at the end of each calendar year ensures an annual rate equivalent to the yield to maturity of the operation.

It is expressly agreed that the selling price worked out as mentioned, and the contractual rents paid when due, make up in the minds of the parties one single set of financial conditions applying to the present agreement. Therefore, if for any particular reason the FINANCE-LESSOR should be compelled to grant a reduction of the agreed rent over one or several terms or payment extensions, the sales price would be recalculated by taking into account the sums really paid in and when they were paid on the one hand, and on the other hand the rent payments the FINANCE-LESSOR would have been paid when due had there been no rent reductions or payment extensions, all this in order to ensure the FINANCE-LESSOR is thus paid what he would have obtained through the strict enforcement of the provisions of the present agreement.

The sales price mentioned above shall if necessary be increased by the amount of the subsidies that the FINANCE-LESSOR would be compelled to repay totally or partly to the dispensing organisms.

According to the provisions of Decree 95-617 of 6 May 1995, signed in application of article 57 of Law 95-115 of 4 February 1995, the FINANCE-LESSOR shall produce a descriptive account notably including the agreed purchasing price of the building at the term of the agreement or the information enabling the determination of this price, as well as a break-up chart showing in particular for each term of rent the fraction taken into account in order to fix the selling price above as planned according to the provisions of article 22 of the present agreement.

B- Increase of the selling price (if applicable)

The selling price, determined as specified in paragraph A above, shall if necessary be increased by the amount of any sums the FINANCE-LESSOR may have to repay Tax Authorities in virtue of the adjustment of value-added tax previously applicable to the amount of the investment, according to the provisions of article 210, paragraph 2 of Annex II of the French General Tax Code as modified and completed in particular by Decree 79-1163 of 29 December 1979 and Decree 95-1328 of 28 December 1995.

In return for this increase, the FINANCE-LESSOR shall provide the purchaser with the certificate described at the end of paragraph 1 of article 210 mentioned above and which will allow the purchaser to deduct the amount of the value-added tax indicated on the certificate under the conditions meant for purchases of asset investments.

This possible price increase shall apply in all the cases of sale of the building concerned by the present commercial lease as provided by the present agreement, whether as the fulfilment of the sales promise above or of any one of the other stipulations of the contract, especially those pertaining to losses.

Furthermore and by express agreement between the parties, it is stipulated that:

     1) in the case of a partial loss causing a reduction of the rent and of the sales price, the FINANCE-LESSEE shall pay the FINANCE-LESSOR in addition to the compensation for the depreciation of the building, the amount of which shall be used to calculate the reduction of the rent and of the sales price, the amounts the FINANCE-LESSOR may be obliged to repay Tax Authorities according to the stipulations of article 210 of Annex II of the French General Tax Code amended as mentioned above.

     2) in the case of total expropriation, the amount of all the sums that the FINANCE-LESSOR may be obliged to repay Tax Authorities for adjustment of the value-added tax previously applied to the investment shall be deducted from the expropriation compensation paid to the FINANCE-LESSOR; only what is left of the expropriation compensation after this deduction shall be taken into consideration in order to determine the difference with the sales price defined according to the conditions of paragraph A of the present article, this difference standing for the gain or the loss of the FINANCE-LESSEE.

     3) In the case of partial expropriation, the amount of the expropriation compensation used for determining the reduction of the rent and the sales price shall be taken into consideration only after deduction of the amount of value-added tax the FINANCE-LESSOR may be obliged to repay Tax Authorities according to the stipulations of article 210 of Annex II of the amended French General Tax Code.

In these three last situations, the FINANCE-LESSOR shall provide the FINANCE-LESSEE with a certificate allowing it, according to article 210 above, to deduct the amount of the tax repaid by the FINANCE-LESSOR under the conditions pertaining to the purchase of asset investments.

It is expressly stipulated, as regards all the provisions included in the present paragraph B, that they may also apply to the FINANCE-LESSEE itself as well as to its future successors and beneficiaries in whatever capacity, even if the FINANCE-LESSEE, its successors, beneficiaries or assignees are not able to use the certificate provided by the FINANCE-LESSOR to have the benefit of the deduction of the tax paid, and whatever the cause may be, even if it is not ascribable to the FINANCE-LESSEE, its successors, beneficiaries or assignees.

PART FOUR

                                   GUARANTEES

Article 33- Pledging of the commercial lease contract

In order to guarantee the payment of the rent and of all the sums charged the FINANCE-LESSEE according to the present, and in a more general sense of all the obligations incumbent to the FINANCE-LESSEE, the latter shall deposit and pledge in favour of the FINANCE-LESSOR, which agrees, the intangible elements benefiting the FINANCE-LESSEE according to the present commercial lease, including the benefit of the lease right and the promise to sell, with no exception or restriction.

This will allow the FINANCE-LESSOR to maintain and exercise all rights, legal actions and preferential rights granted by law to pledged creditors over the various elements of the present commercial lease.

In accordance with article 2 076 of the French Civil Code, the effectiveness of the preferential rights resulting from this pledge shall be ensured as follows :

     - The relevant parties require the Associated Notary to only deliver one certified copy of the present deed, such a legal deed bearing the following mention "Certified Genuine, Unique and Particular Copy as legal property certificate subject to Pledge", and shall be delivered to the FINANCE-LESSOR.

     - The FINANCE-LESSEE undertakes to apply for no other certified copy of the present deed.

Such a stipulation shall not however prevent the executive copy being given to the FINANCE-LESSOR.

Article 34- Letter of intent from BRINK INTERNATIONAL BV

Once having been mentioned, the following documents remain attached :

     - A copy of the letter of intent issued by BRINK INTERNATIONAL BV with its certified translation by Ms Marie-Claude BERTRAND, official translator for the REIMS Court of Appeal,

     - A copy of the mail dated 15 July 2002 specifying the letter of intent had been sent to SOGEFIMUR,

     - A copy of the Articles of Association of the said BRINK INTERNATIONAL BV company dated 11 December 1996 with its certified translation by Mr SCHOLMAN, official translator for the REIMS Court of Appeal,

     - A registration extract of the said BRINK INTERNATIONAL BV company with its translation done by the said Mr SCHOLMAN,

     -   A certificate of foreign law provided by LOYENS & LOEFF, lawyers.

                                    PART FIVE

                                SUNDRY PROVISIONS
Article 35- Publication

Nil

Article 36- Powers- Effect as between the parties

The parties acting in their common interest confer all necessary powers to any Head Clerk or Assistant Head Clerk belonging to the Notary's Office named at the beginning of the present in order to duly write and sign all complementary, amending or correcting acts to the present, thus enabling them to be consistent with all mortgage, cadastral and civil status documents and to make all complementary fiscal declarations (in order to have them given public notice).

It is hereby specified that the FINANCE-LESSOR is the owner of the land on which the leased building is constructed as that so appears in a deed registered by Maitre THIENOT, notary in REIMS, on 21 October 2002, a copy of which shall be published at the local Mortgage Registry (prior to or no later than the same time as the present).

Article 37- Valuations

For the calculation of expenses only, the parties declare :

* that the amount of the investment made by the FINANCE-LESSOR for the present commercial lease operation is estimated for a tax-exclusive value of SIX MILLION EIGHT HUNDRED AND SIXTY THOUSAND EUROS (E.6 860 000) and for a VAT-inclusive value of EIGHT MILLION TWO HUNDRED AND FOUR THOUSAND, FIVE HUNDRED AND SIXTY EUROS (E.8 204 560).


Article 38- Management powers

The representative of AUXICOMI Company hereby empowers SOGEFIMUR Company, for the time the commercial lease operation shall last, to settle all guarantees hereby mentioned and to accomplish all administrative and management operations pertaining to the commercial lease and in particular :

- to cash any sums due for confirmation commissions, rents paid in advance, normal rents, ordinary or extraordinary expenses, cancellation or termination compensation, sales price, contributions and taxes, etc...

- divide the sums cashed and the expenses due between the members of the pool according to the proportions specified above,

- exercise and carry out all the functions reserved to the FINANCE-LESSOR and generally do all that is considered necessary or useful for the proper accomplishment of the operation coming under the present contract,

- manage the whole of the VAT on a common account basis.

SOGEFIMUR Company as leader shall however obtain the prior consent of the pool members before taking any common decision that goes beyond normal management considerations provided by the contract, especially in the following cases :

     -   extension endorsement,

     -   transfer of the commercial lease contract,

     -   eventual legal proceedings against the FINANCE-LESSEE,

     - loss settlements preventing the normal continuation of business in the premises financed by the commercial lease,

     -   expropriation,

     -   anticipated termination, etc...

SOGEFIMUR Company shall also inform AUXICOMI Company of any request for interest rate consolidation coming from the FINANCE-LESSOR within (10) ten days upon receipt of such a request.

Article 38- Statements

The representatives of the FINANCE-LESSOR and FINANCE-LESSEE companies declare :

     - that the companies they represent are French by law and have their head offices in France,

     - that they are presently subject to no action intended to declare void or possibly lead to dissolution,

     - that they are not presently and never have been in a state of cessation of payments and have never come under the provisions of Law 67-563 of 13 July 1967 concerning receivership, liquidation and bankruptcy,

     - that they have never come under any of the measures provided by articles L 620-1 and following of the New French Commercial Code and by Decree 85-1387 of 27 December 1985 on receivership and bankruptcy of firms.

Article 39- Assignation of jurisdiction

It is expressly agreed that any disputes that may arise concerning the fulfilment of the present commercial lease agreements shall come before the relevant Commercial Courts in PARIS, to which exclusive assignation of jurisdiction is granted for all necessary purposes.

Article 40- Law on data processing and privacy and professional secrecy

The nominative information gathered within the scope of the present contract and later on are to be passed on to the FINANCE-LESSOR which is expressly authorized by the parties to keep it in computer memory, to use it and to communicate it for the same purposes to the companies of its group, to its brokers and insurers, and even to third parties or to sub-contractors for management purposes.

The right of access and the right to amend may be exercised with the FINANCE-LESSOR.

The FINANCE-LESSEE allows:

- The FINANCE-LESSOR to be communicated any confidential information concerning it and held by the member companies of the SOCIETE GENERALE Group and/or brokers which are therefore expressly authorized to provide the said information.

- The FINANCE-LESSOR to communicate any confidential information concerning it to these same persons.

All measures shall of course be taken to protect the confidentiality of the information passed on to the FINANCE-LESSOR.

Article 41- Choice of address for notification purposes

For the execution of the present, the persons appearing ex officio choose their respective head offices for notification purposes.

                                                           CERTIFIED

Written out on sixty pages

In REIMS (Marne), 23 rue Libergier

In the office of the substituting notary

The substituting notary has read the present to the parties, collected their signatures and signed the present deed.

The present deed shall be put in the registers of the substituting and substituted notaries and shall be kept in the records of the office of the substituted notary.

The signatures follow.

                                   CHAPTER IV

                               FINANCIAL EXPENSES

The present commercial lease is respectively granted and accepted in return for the payment of the financial expenses (setting-up costs, advance rent payments, rents and other fees) hereinafter specified.

Article 19- Origination fees-Management costs- Advance rent payments

1) Origination fees

A lump sum, exclusive of VAT, of TEN THOUSAND SEVEN HUNDRED EUROS (E.10 700), divided into FIVE THOUSAND SEVEN HUNDRED AND FIVE EUROS (E.5 705) excluding taxes for SOGEFIMUR and FOUR THOUSAND NINE HUNDRED AND NINETY FIVE EUROS
(E.4 995) excluding taxes for AUXICOMI, which works out to TWELVE THOUSAND SEVEN HUNDRED AND NINETY SEVEN EUROS AND TWENTY CENTS (E.12 797.20) including all taxes has been paid by the FINANCE-LESSEE to the FINANCE-LESSOR prior to this day.

2) Management costs

The FINANCE-LESSOR shall be paid the following tax-exclusive costs by the FINANCE-LESSEE, if need be, during the whole length of the commercial lease, in case of :

- Rent costs for other than Societe Generale direct payment                       E.55 per rent

- Transfer of commercial lease contract (E.3 100 charged the assignee)

- Management of a dispute related to the construction or to a loss             E.2 300

- Contract amendment requested by the FINANCE-LESSEE leading
  to the drawing up of an endorsement                                          E.1 550

- Anticipated exercise of option                                               E.1 550

- Assessment of anticipated exercise of option                                   E.300

- Land tax recovery expenses                                                     E.115 per year

3) Subsidy management commission

Subsidies shall lead to the payment of a TWO THOUSAND EURO (E.2 000) management commission.

4) Lessee's loan

The FINANCE-LESSEE grants SOGEFIMUR company on account of AUXICOMI company, which its above-mentioned representative accepts, a loan of an amount of EIGHT HUNDRED AND SEVENTY SIX THOUSAND EUROS (E.876 000), including a sum of ONE HUNDRED AND NINETY THOUSAND EUROS (E.190 000) paid owing to the missing as to this day of the written agreement concerning the above-mentioned subsidies according to the terms of the letter of commitment signed by the FINANCE-LESSEE, and which shall be pledged by the FINANCE-LESSOR for AUXICOMI for the total length of the commercial lease as from this day.

The collection and the refunding of this loan shall be carried out as follows :

- the FINANCE-LESSEE paid this day, unrelated to the undersigned notary's accounts, to SOGEFIMUR company, on account of AUXICOMI company, the amount of the loan, i.e. EIGHT HUNDRED AND SEVENTY SIX THOUSAND EUROS (E.876 000),

- the FINANCE-LESSOR shall open a special account in its books in the name of the FINANCE-LESSEE pertaining to the granted and accepted loan and meant to enable the follow-up of the relationship between the FINANCE-LESSOR and the FINANCE-LESSEE relating to this loan,

- this loan shall yield interest at the reference rate for the AUXICOMI company rent share as specified in article 21 hereinafter, that is to say as from the moment the rent is due:

* Rate = EURIBOR 3 months term + 0.85 % X exact number of days of period/360

- the repayment of the loan shall take place by clearing with the VAT-exclusive rents due to AUXICOMI company by the FINANCE-LESSEE concerning the present commercial lease contract,

- it shall be done over the same period of TWELVE (12) years and at identical due dates, which means 48 quarterly payments,

- the repayment of this loan can also be done, if necessary, by clearing with any other sums due to by the FINANCE-LESSEE to AUXICOMI for any other reason, which shall then be deducted from the rent payments as they become due,

- the FINANCE-LESSEE acknowledges AUXICOMI the right to amend the repayment terms of the loan defined above, in the case of default, of receivership or liquidation at the one and only condition that it be informed,

- AUXICOMI shall be considered as having fulfilled its obligations as a borrower by the mere fact that the loan is fully repaid at the latest at the time of the contractual lapse, if necessary by means of a single payment,

- the FINANCE-LESSEE relinquishes in advance to demand the repayment of the loan before the contractual lapse of the commercial lease and to put forward for any reason whatsoever the provisions of article 1944 of the French Civil Code,

- in case of termination of the present commercial lease contract or of realization of the promise to sell prior to the contractual lapse of the commercial lease, the part of the loan outstanding shall be repaid in advance by AUXICOMI.

- Pledge of the positive account balance

In order to warrant any sums in capital, interests and incidental expenses that the FINANCE-LESSEE might owe AUXICOMI in virtue of the present commercial lease, and for any particular reason, the FINANCE-LESSEE especially pledges in favour of AUXICOMI the positive balance of the above-mentioned account according to the provisions of article 2 075 of the French Civil Code, which guarantee is accepted by the representative of AUXICOMI.

AUXICOMI shall exercise all legal rights provided for pledges over these sums. Furthermore, and as an exception to the provisions of article 2 078 of the French Civil Code (considering it concerns sums owing), and for set-off purposes, AUXICOMI shall always be entitled to withdraw directly from the sums owed by the FINANCE-LESSEE for any reason whatsoever and resulting from the present commercial lease.

The pledge shall continue to have effect even once the present commercial lease has lapsed, until all accounts concerning the present commercial lease have been settled between the parties.

The representative of AUXICOMI declares the above-mentioned pledge has been accepted and regularly notified.

5) Advance rent payments

Advance rent payments worked out on the hereinafter basis are due for the period running from the first payment of any sum by the FINANCE-LESSOR for the present operation until the day the present commercial lease comes into force.

The amount of these advance rent payments shall be calculated at the money market rate increased by 85 basic points per annum (0.85 % per annum) on the sums spent by the FINANCE-LESSOR in undertaking the present commercial lease operation, as much for the purchase of the land as for the construction works of the building, in capital and incidental costs as well as any fees, expenses or other sums paid related to the present commercial lease operation.

This said amount, increased by the VAT applied, shall be directly paid by the FINANCE-LESSEE at the end of each month through its account at the SOCIETE GENERALE as that will be explained further on.

Article 20- Base for calculating the rent (investment)

The rent stipulated further shall be calculated in function of the following elements, representing the sums invested by the FINANCE-LESSOR in the present commercial lease operation, and which shall hereinafter be termed as the "investment":

* the purchase price, tax-exclusive on VAT, of the land plot paid by the FINANCE-LESSOR, of an amount of FIVE HUNDRED AND FIFTY SEVEN THOUSAND, FIVE HUNDRED AND SIX EUROS AND SIX CENTS (E.557 506.06),

* the amount of the expenses, duties and fees, tax-exclusive on VAT, incurred by the FINANCE-LESSOR for this purchase, estimated at THREE THOUSAND, FIVE HUNDRED AND THIRTY SEVEN EUROS (E.3 537),

* the cost, tax-exclusive on TVA, of the construction of the building, as set out in the contracting authority delegation agreement above, for an amount of SIX MILLION TWO HUNDRED AND NINETY EIGHT THOUSAND, NINE HUNDRED AND FIFTY SIX EUROS AND NINETY FOUR CENTS (E.6 298 956.94),

* the building insurance premiums (Damage and non-realizing Builder) directly paid by the FINANCE-LESSOR.

The cost of this investment shall in no circumstances exceed a tax-exclusive sum over VAT of SIX MILLION EIGHT HUNDRED AND SIXTY THOUSAND EUROS (E.6 860 000).

The FINANCE-LESSOR shall not be required to spend more than the maximum sum specified above, even if the said sum should for any reason prove to be insufficient to carry out the present operation.

Article 21- Commercial lease rent

A- Determination of the rent

The rent of the present commercial lease shall be due by the FINANCE-LESSEE to the FINANCE-LESSOR as from the day the premises are handed over between the parties as planned in the contracting authority delegation agreement analysed further on.

It is expressly stipulated in that respect that the term "rent", used in the present for convenience of speech, shall in fact mean a financial consideration covering the amortization and the remuneration at the agreed rate of the funds invested by the FINANCE-LESSOR in order to achieve the present operation.

Therefore, and except for any particular legal decision pertaining to real estate commercial leases, the rents agreed to hereinafter shall not be changed or revised for any reason whatsoever, whether that reason is caused by a fact depending upon the FINANCE-LESSEE or by legal provisions ruling, temporarily or otherwise, the amounts or the rates of commercial or industrial premises, nor finally any revision based upon the provisions of article L 145-1 and following of the New French Commercial Code and which govern the relationships between lessors and lessees of commercial premises.

The rent shall be the result of the addition of the two following rent shares :

I. SOGEFIMUR SHARE

This rent share shall be the result of the addition of the following items :

* financial amortization enabling the investment percentage to be fully paid off over the length of the contract.

* interest calculated on the debts remaining outstanding after the amortization of that particular period at the following R nominal rate: R = TEC 10 + 0.90%.

         In this formula, TEC 10 is the actualised return rate of an imaginary Treasury bond, the duration of which would at each moment be equal to ten years. The TEC 10 value referred to shall be that of the third day before the commercial lease contract comes into force.

II. AUXICOMI SHARE

This rent share shall be the result of the addition of a financial amortization over TWELVE (12) years and of interest.

The interest is calculated by applying the following nominal rate to the debts remaining outstanding after the amortization of that particular period :

R = EURIBOR 3 months term + 0.85% x (number of days of the period)/360

Rate consolidation option: the FINANCE-LESSEE shall have the possibility to opt for a definite consolidation of the interest rate of the operation, during a period of five (5) years running from the end of the first year of rent payments.

The fixed rate used for the conversion shall be that of the most recent TME (Taux Moyen des Emprunts d'Etat = Average Rate of French Treasury Bonds) + 1.05%.

The conversion request must reach SOGEFIMUR by registered mail with confirmation of receipt one month at the latest before the term of a quarterly rent period. It will become effective as from the first payment following the request.

* Accounting principles for the subsidies received by the FINANCE-LESSOR

As has been mentioned earlier, various subsidies have been solicited.

In concrete terms, the management of these subsidies shall be ensured as follows by the FINANCE-LESSOR.

At the time of coming into force of the present real estate commercial lease, as defined by article 2 above, a schedule shall be worked out on the gross value of the investment producing the estimation of rents invoiced with VAT included.

On receipt of the said subsidies by the FINANCE-LESSOR, a schedule shall be worked out on the amount of these subsidies and for the length of the contract remaining, thus enabling to define tax-exclusive credits on capital gains, to be deducted from the rents.

These credits shall be calculated according to the same principles and the same rate as for each of the rent shares.

In the case where the FINANCE-LESSOR should be compelled, for any reason whatsoever, to repay all or part of these subsidies, the relevant credits would no longer be posted as from the date of repayment and would no longer be deducted from the invoiced rent. Furthermore, the FINANCE-LESSEE would have to repay the FINANCE-LESSOR the previously amortized fraction of the subsidies at that time.

C- Elimination of the rents used

If for any particular reason the rate(s) previously used were no longer available, they would be officially replaced by other rates. Should these rates not be officially replaced, the parties shall come to an agreement on rates with similar features.

ARTICLE 22- PAYABILITY OF THE RENT- FINAL FINANCIAL SUMMARY- SUMMARY STATEMENT AND TABLE PREPARED IN ACCORDANCE WITH THE PROVISIONS OF DECREE 95-617 OF 6 MAY 1995

The rent is payable quarterly and in advance on the 1st of January, April, July and October of each year.

However, the first rent payment due when the present commercial lease contract comes into force has been calculated on a pro rata basis. In the same way, the very last rent payment shall also be calculated on a pro rata basis.

When the commercial lease comes into force, and as soon as the FINANCE-LESSOR has received the necessary certificates to settle the total investment, the FINANCE-LESSOR shall produce a schedule giving the date of payment and the amount of each rental term.

Should however and for any reason, the certificates pertaining to the settlement of the FINANCE-LESSOR's investment not have been received by the latter within three month's time as from the coming into force of the commercial lease contract, the FINANCE-LESSOR shall be entitled to restrict the investment cost to the sums actually paid at that time (once having sent the FINANCE-LESSEE a registered mail with confirmation of receipt) and shall advise it that any payments remaining outstanding would be at its expense.

Furthermore, according to the provisions of Decree 95-617 of 6 May 1995 signed following article 57 of Law 95-115 of 4 February 1995, the FINANCE-LESSOR shall produce et the time of coming into force of the present contract :

1) A summary including in particular :

* the date of conclusion and the length of the contract,

* the agreed price for the purchase of the building at the term of the contract or the necessary information to determine it,

* the cost of the non-amortizable items and of the amortizable items on the asset side of the balance sheet of the FINANCE-LESSOR as well as the acquisition costs of the building,

* the location,

2) A breakdown chart giving for each rent the share related to the capital amortization taken into account to fix the selling price as well as its allotment to the respective payment of : acquisition costs, amortizable and non-amortizable items.

The FINANCE-LESSOR shall send the FINANCE-LESSEE an endorsement letter to the commercial lease with the summary, the breakdown chart and the final schedule attached : the FINANCE-LESSEE shall return this letter to the FINANCE-LESSOR once having approved it, within ten days of its receipt, failing that the endorsement letter shall be deemed to have been approved.

The above-mentioned endorsement letter to the commercial lease, to which shall be attached the above-mentioned summaries, charts and schedules planned by Decree 95-617 of 6 May 1995, shall be deposited in the register of the Notary's Office mentioned in the heading of the present, the FINANCE-LESSOR and the FINANCE-LESSEE granting as from now full powers for that purpose to any Head Clerk or Assistant Head Clerk of the undersigned Notary.

Should the economy of the present contract be changed after the coming into effect of the commercial lease contract, owing to changes in the situation of the FINANCE-LESSEE or in the leased property, an amended summary shall be produced by the FINANCE-LESSOR.

Article 23- Payment of the value-added tax and charges and other taxes

The FINANCE-LESSEE shall pay the FINANCE-LESSOR at each rent payment term the amount of the VAT pertaining to this particular rent payment at the rate in force at that time.

The FINANCE-LESSEE shall directly pay the Insurance Companies the premiums for all the insurances underwritten for the let premises as that is mentioned above, including those due for the policies taken out on account of the FINANCE-LESSOR.

The FINANCE-LESSEE shall produce evidence of all these payments on first request of the FINANCE-LESSOR.

Furthermore, the FINANCE-LESSEE shall refund the FINANCE-LESSOR the cost of any taxes, rights charges or other expenses as well as, should it be, the expenses that may be due involving a Zone, a Housing Estate or Co-ownership rules concerning the leased property and that the FINANCE-LESSOR may have paid, pertaining to the let premises or to the rental eventually increased by the VAT on such repayments.

All the payments, the VAT and generally speaking, all the sums due by the FINANCE-LESSEE to the FINANCE-LESSOR in virtue of the present contract shall be recovered by the FINANCE-LESSOR by direct debit on the account of the FINANCE-LESSEE:

SOCIETE GENERALE

REIMS agency

Account number: 30003/01690/00020308570 CLE 03

Article 24- Penalty interest

After the expiry of a fifteen-day period as from the time the rent bills and all other invoices are sent by the FINANCE-LESSOR, the failure to pay will cause the FINANCE-LESSEE to owe the FINANCE-LESSOR penalty interest calculated on a pro rata basis at the Money Market Rate increased by 5 points per annum, and never any less than 9 %, from the date the sums are due until they are paid, as well as the VAT at the prevailing rate, without any prejudice to the right of the FINANCE-LESSOR to continue any termination proceedings of the commercial lease.

Furthermore, the failure to pay the rent when due will entitle the FINANCE-LESSOR to be paid a fixed sum of EIGHTY EUROS (E.80), tax-exclusive over VAT, for unpaid bill management costs.